     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 22, 1996


                                                               FILE NO. 33-62193

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           --------------------------


                                    FORM S-1



            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        POST-EFFECTIVE AMENDMENT NO. 1                       /X/

                            ------------------------

                       GLENBROOK LIFE AND ANNUITY COMPANY

             (Exact Name of Registrant as specified in its charter)


           ILLINOIS                          6311                  35-1113325
 (State or other jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
incorporation or organization)                                      Number)



                               3100 Sanders Road
                           Northbrook, Illinois 60062
                    (Address of Principal Executive Office)



                               MICHAEL J. VELOTTA
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                       GLENBROOK LIFE AND ANNUITY COMPANY
                               3100 SANDERS ROAD
                           NORTHBROOK, ILLINOIS 60062
                                  847/402-2400
                (Name and Complete Address of Agent for Service)


                           --------------------------

                                   COPIES TO:


   STEPHEN E. ROTH, ESQUIRE                   JOHN R. HEDRICK, ESQUIRE
SUTHERLAND, ASBILL AND BRENNAN                ALLSTATE LIFE FINANCIAL
   1275 PENNSYLVANIA AVENUE                        SERVICES, INC.
    WASHINGTON, D.C. 20004                       3100 SANDERS ROAD
                                                NORTHBROOK, IL 60062

                           --------------------------



        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  THE ANNUITY CONTRACT COVERED BY THIS REGISTRATION STATEMENT IS TO BE ISSUED
                               PROMPTLY AND FROM
     TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.



 If any of the securities being registered on this Form are to be offered on a delayed or continuous
basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: /X/



    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /



    If delivery of the propsectus is expected to be made pursuant to Rule 434, please check the following box. / /



                     CALCULATION OF REGISTRATION FEE CHART



                                                      PROPOSED MAXIMUM  PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF           AMOUNT TO       OFFERING PRICE      AGGREGATE         AMOUNT OF
   SECURITIES TO BE REGISTERED       BE REGISTERED       PER SHARE       OFFERING PRICE   REGISTRATION FEE
Deferred Annuity Contracts and
 Participating Interests
 therein..........................         *                 *                 *                 *



*These Contracts are not issued in predetermined amounts or units.


                           --------------------------


    A maximum aggregate offering price of $50,000,000 was previously registered. No additional amount of securities is being registered by this post effective amendment to the registration statement.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       GLENBROOK LIFE AND ANNUITY COMPANY
                             CROSS REFERENCE SHEET

                    PURSUANT TO REGULATION S-K, ITEM 501(B)

FORM S-1 ITEM NUMBER AND CAPTION                                                      HEADING IN PROSPECTUS
-------------------------------------------------------------------  --------------------------------------------------------
 1.        Forepart of the Registration Statement and Outside Front
            Cover Page of Prospectus...............................  Outside Front Cover Page
 2.        Inside Front and Outside Back Cover Pages of
            Prospectus.............................................  Inside Front Cover
 3.        Summary Information, Risk Factors and Ratio of Earnings
            to Fixed Charges.......................................  Inside Front Cover; The Accumulation Phase
 4.        Use of Proceeds.........................................  Investments
 5.        Determination of Offering Price.........................  Not Applicable
 6.        Dilution................................................  Not Applicable
 7.        Selling Security Holders................................  Not Applicable
 8.        Plan of Distribution....................................  Purchase of the Contracts; Distribution of the Contracts
 9.        Description of Securities to be Registered..............  The Purchase of the Contract; The Parties to the
                                                                     Contract; The Death Benefit Provisions; The Payout
                                                                      Phase; Federal Tax Matters; Taxation of Annuities in
                                                                      General
10.        Interests of Named Experts and Counsel..................  Not Applicable
11.        Information with Respect to the Registrant..............  The Company; Business; Selected Financial Data;
                                                                      Competition; Employees; Properties; State and Federal
                                                                      Regulation; Executive Officers and Directors of the
                                                                      Company; Executive Compensation; Legal Proceedings
12.        Disclosure of Commission Position on Indemni-fication
            for Securities Act Liabilities.........................  Not Applicable

             GLENBROOK LIFE AND ANNUITY COMPANY SEPARATE ACCOUNT A
                                   OFFERED BY
                       GLENBROOK LIFE AND ANNUITY COMPANY
                             POST OFFICE BOX 94039
                         PALATINE, ILLINOIS 60094-4039
                                1-(800)776-6978
            INDIVIDUAL AND GROUP FLEXIBLE PREMIUM DEFERRED VARIABLE
                               ANNUITY CONTRACTS
                            ------------------------


    This prospectus describes the AIM Lifetime Plus-SM- Variable Annuity, a Flexible Premium Deferred Variable Annuity Contract ("Contract") designed to aid you in long-term financial planning and which can be used for retirement planning. The Contracts are issued by Glenbrook Life and Annuity Company ("Company"), a wholly owned subsidiary of Allstate Life Insurance Company. Purchase payments for the Contracts will be allocated to a series of Variable
Sub-accounts of the Glenbrook Life and Annuity Company Separate Account A ("Variable Account") and/or to a Fixed Account option(s) funded through the Company's general account.



    The Contracts are issued as individual Contracts or as group Contracts. In states where the Contracts are available only as group Contracts, a certificate is issued that summarizes the provisions of the group Contract. For convenience, this prospectus refers to both Contracts and certificates as "Contracts."


    The Variable Sub-accounts invest in shares of AIM Variable Insurance Funds, Inc. (the "Fund Series"). Nine Funds are currently available for investment within the Variable Account: (1) AIM V.I. Capital Appreciation Fund; (2) AIM V.I. Diversified Income Fund; (3) AIM V.I. Global Utilities Fund; (4) AIM V.I. Government Securities Fund; (5) AIM V.I. Growth Fund; (6) AIM V.I. Growth and Income Fund; (7) AIM V.I. International Equity Fund; (8) AIM V.I. Money Market Fund; and (9) AIM V.I. Value Fund.

    This prospectus presents information you should know before making a decision to invest in the Contract and the available Investment Alternatives.


    The Contract Value will vary daily as a function of the investment performance of the Sub-accounts of our Variable Account and any interest credited to the Fixed Account. The Company does not guarantee any minimum Contract Value for amounts allocated to the Variable Account. Benefits provided by this Contract, when based on the Fixed Account, are subject to a Market Value Adjustment, the operation of which may result in upward or downward adjustments in withdrawal benefits, death benefits, settlement values, transfers to other Sub-accounts, or periodic income payments.



    THE CONTRACTS MAY BE DISTRIBUTED THROUGH BROKER-DEALERS WHICH HAVE RELATIONSHIPS WITH BANKS OR OTHER FINANCIAL INSTITUTIONS OR BY EMPLOYEES OF SUCH BANKS; HOWEVER, THE CONTRACTS AND THE INVESTMENTS IN THE FUNDS ARE NOT DEPOSITS, OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY ANY BANK, AND THE FUNDS' SHARES ARE NOT FEDERALLY INSURED OR GUARANTEED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY. INVESTMENT IN THE CONTRACTS INVOLVES INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.



    The Company has prepared and filed a Statement of Additional Information dated May 1, 1996 with the U.S. Securities and Exchange Commission. If you wish to receive the Statement of Additional Information, you may obtain a free copy by calling or writing the Company at the address above. For your convenience, an order form for the Statement of Additional Information may be found on page B-2 of this prospectus. Before ordering, you may wish to review the Table of Contents of the Statement of Additional Information on page B-1 of this prospectus. The Statement of Additional Information has been incorporated by reference into this prospectus.


    THIS PROSPECTUS IS VALID ONLY WHEN ACCOMPANIED OR PRECEDED BY A CURRENT PROSPECTUS FOR AIM VARIABLE INSURANCE FUNDS, INC.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    PLEASE READ THIS PROSPECTUS CAREFULLY AND RETAIN IT FOR FUTURE REFERENCE

                  The Contract is not available in all states.


    At least once each Contract year, the Company will send the Owner an annual statement that contains certain information pertinent to the individual Owner's Contract. The annual statement details values and specific Contract data that applies to each particular Contract. The annual statement does not contain financial statements of the Company, although the Company's Financial Statements are on page F-1 of this Prospectus. In addition, the Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rates.


    THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NO DEALER, SALESMAN, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON.


                  THE DATE OF THIS PROSPECTUS IS MAY 1, 1996.

                               TABLE OF CONTENTS

                                                       PAGE
                                                       -----
GLOSSARY..........................................           3
HIGHLIGHTS........................................           4
SUMMARY OF VARIABLE ACCOUNT EXPENSES..............           5
CONDENSED FINANCIAL INFORMATION...................           7
YIELD AND TOTAL RETURN DISCLOSURE.................           7
FINANCIAL STATEMENTS..............................           8
GLENBROOK LIFE AND ANNUITY COMPANY AND THE
 VARIABLE ACCOUNT.................................           8
  Glenbrook Life and Annuity Company..............           8
  The Variable Account............................           8
THE FUND SERIES...................................           9
  AIM Variable Insurance Funds, Inc...............           9
  Investment Advisor for the Funds................          10
FIXED ACCOUNT.....................................          10
  Example of Interest Crediting During the
   Guarantee Period...............................          10
  Withdrawals or Transfers........................          11
  Market Value Adjustment.........................          11
PURCHASE OF THE CONTRACTS.........................          12
  Purchase Payment Limits.........................          12
  Free-Look Period................................          12
  Crediting of Initial Purchase Payment...........          12
  Allocation of Purchase Payments.................          12
  Accumulation Units..............................          12
  Accumulation Unit Value.........................          12
  Transfers Among Investment Alternatives.........          12
  Dollar Cost Averaging...........................          13
  Automatic Fund Rebalancing......................          13
BENEFITS UNDER THE CONTRACT.......................          13
  Withdrawals.....................................          13
  Income Payments.................................          14
    Payout Start Date for Income Payments.........          14
    Variable Account Income Payments..............          14
    Fixed Amount Income Payments..................          14
    Income Plans..................................          14
DEATH BENEFITS....................................          15
  Distribution Upon Death Payment Provisions......          15
  Death Benefit Amount............................          15
CHARGES AND OTHER DEDUCTIONS......................          16
  Deductions from Purchase Payments...............          16
  Withdrawal Charge (Contingent Deferred Sales
   Charge)........................................          16
  Contract Maintenance Charge.....................          17
  Administrative Expense Charge...................          17
  Mortality and Expense Risk Charge...............          17
  Taxes...........................................          17
  Transfer Charges................................          17
  Fund Expenses...................................          18


                                                       PAGE
                                                       -----
GENERAL MATTERS...................................          18
  Owner...........................................          18
  Beneficiary.....................................          18
  Assignments.....................................          18
  Delay of Payments...............................          18
  Modification....................................          18
  Customer Inquiries..............................          18
FEDERAL TAX MATTERS...............................          19
  Introduction....................................          19
  Taxation of Annuities in General................          19
    Tax Deferral..................................          19
    Non-natural Owners............................          19
    Diversification Requirements..................          19
    Ownership Treatment...........................          19
    Delayed Maturity Dates........................          19
    Taxation of Partial and Full Withdrawals......          19
    Taxation of Annuity Payments..................          20
    Taxation of Annuity Death Benefits............          20
    Penalty Tax on Premature Distributions........          20
    Aggregation of Annuity Contracts..............          20
    Tax Qualified Contracts.......................          20
    Restrictions Under Section 403(b) Plans.......          20
    Income Tax Withholding........................          20
DISTRIBUTION OF THE CONTRACTS.....................          21
VOTING RIGHTS.....................................          21
SELECTED FINANCIAL DATA...........................          21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
 FINANCIAL CONDITION AND RESULTS OF OPERATIONS....          22
  General.........................................          22
  Results of Operations...........................          22
  Financial Position..............................          22
  Liquidity and Capital Resources.................          23
COMPETITION.......................................          23
EMPLOYEES.........................................          23
PROPERTIES........................................          23
STATE AND FEDERAL REGULATION......................          23
EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY...          24
EXECUTIVE COMPENSATION............................          25
LEGAL PROCEEDINGS.................................          25
EXPERTS...........................................          25
LEGAL MATTERS.....................................          25
FINANCIAL STATEMENTS..............................         F-1
APPENDIX A - Market Value Adjustment..............         A-1
STATEMENT OF ADDITIONAL INFORMATION: TABLE OF
 CONTENTS.........................................         B-1
ORDER FORM........................................         B-2

                                    GLOSSARY

    ACCUMULATION UNIT: A measure of your ownership interest in a Sub-account of the Variable Account prior to the Payout Start Date. Analogous, though not identical, to a share owned in a mutual fund.

    ACCUMULATION UNIT VALUE: The value of each Accumulation Unit which is calculated each Valuation Date. Each Sub-account of the Variable Account has its own distinct Accumulation Unit Value. Analogous, though not identical, to the share price (net asset value) of a mutual fund.


    ANNUITANT(S): The person or persons whose life determines the latest Payout Start Date and the amount and duration of any income payments for Income Plan options other than Guaranteed Payments for a Specified Period. Joint annuitants are only permitted on or after the Payout Start Date.


    BENEFICIARY(IES):   The person(s) to whom any  benefits are due when a death
benefit is payable and there is no surviving Owner.

    COMPANY("WE," "US"):  Glenbrook Life and Annuity Company.

    CONTRACT: The Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract, known as the "AIM Lifetime Plus-SM- Variable Annuity," that is described in this prospectus.

    CONTRACT ANNIVERSARY:   An anniversary  of the  date that  the Contract  was
issued.

    CONTRACT VALUE: The value of all amounts accumulated under the Contract prior to the Payout Start Date, equivalent to the Accumulation Units in each Sub-account of the Variable Account multiplied by the respective Accumulation Unit Value, plus the value in the Fixed Account.

    CONTRACT YEAR: A period of 12 months starting with the issue date or any Contract Anniversary.

    DEATH BENEFIT ANNIVERSARY: Every seventh Contract Anniversary beginning on the date that the Contract was issued. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

    FIXED ACCOUNT: All of the assets of the Company that are not in separate accounts.

    FIXED SUB-ACCOUNTS: These Sub-accounts are distinguished by Guarantee Period(s) and the dates the period(s) begin. The Fixed Sub-accounts are established when purchase payments are allocated to the Fixed Account; when previous Sub-accounts expire and a new Guarantee Period is selected; and when You transfer an amount to the Fixed Account.

    GUARANTEE PERIOD: A period of years for which a specified effective annual interest rate is guaranteed by the Company.

    INCOME PLAN: One of several ways in which a series of payments are made after the Payout Start Date. Income payments are based on the Contract Value adjusted by any applicable Market Value Adjustment and applicable taxes on the Payout Start Date. Income payment amounts may vary based on any Sub-account of the Variable Account and/or may be fixed for the duration of the Income Plan.

    INVESTMENT ALTERNATIVES: The Sub-accounts of the Variable Account and the Fixed Account.

    MARKET VALUE ADJUSTMENT: The Market Value Adjustment is the adjustment made to the money distributed from a Sub-account of the Fixed Account, prior to the end of the Guarantee Period, to reflect the impact of changes in interest rates between the time the Sub-account of the Fixed Account was established and the time of distribution.

    NON-QUALIFIED CONTRACTS:  Contracts other than Qualified Contracts.

    OWNER(S)("YOU"):   The person  or persons  designated as  the Owner  in  the
Contract.

    PAYOUT START DATE:  The date on which income payments begin.

    QUALIFIED CONTRACTS: Contracts issued under plans that qualify for special federal income tax treatment under Sections 401(a), 403(a), 403(b) and 408 of the Internal Revenue Code.

    VALUATION  DATE:   Each day  that the  New York  Stock Exchange  is open for
business. The Valuation Date does not include such Federal and non-Federal holidays as are observed by the New York Stock Exchange.

    VALUATION PERIOD: The period between successive Valuation Dates, commencing at the close of regular trading on the New York Stock Exchange (which is normally 4:00pm Eastern Time) and ending as of the close of regular trading on the New York Stock Exchange on the next succeeding Valuation Date.

    VARIABLE ACCOUNT: Glenbrook Life and Annuity Company Separate Account A, a separate investment account established by the Company to receive and invest purchase payments paid under the Contracts.

    VARIABLE SUB-ACCOUNT: A portion of the Variable Account invested in shares of a corresponding Fund. The investment performance of each Variable Sub-account is linked directly to the investment performance of its corresponding Fund.

                                   HIGHLIGHTS

THE CONTRACT


    This Contract is designed for long-term financial planning and retirement planning. Money can be allocated to any combination of Funds and/or the Fixed Account. You have access to your funds either through withdrawals of Contract Value or through periodic income payments. You bear the entire investment risk for Contract Values and income payments based upon the Variable Account, because values will vary depending on the investment performance of the Fund(s) you select. See "Accumulation Unit Value," page 12 and "Income Plans," page 14. You will also bear the investment risk of adverse changes in interest rates in the event amounts are prematurely withdrawn or transferred from Sub-accounts of the Fixed Account. See "Fixed Account," page 10.


FREE-LOOK


    You may cancel the Contract any time within 20 days after receipt of the Contract and receive a full refund of purchase payments allocated to the Fixed Account. Purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation, unless a refund of purchase payments is required by state or federal law. See "Free-Look Period," page 12.


HOW TO INVEST


    Your first purchase payment must be at least $5,000 (for Qualified Contracts, $2,000). Subsequent purchase payments must be at least $500. Purchase payments may also be made pursuant to an Automatic Addition Program. See "Purchase Payment Limits," page 10. At the time of your application, you will allocate your purchase payment among the Investment Alternatives. The allocation you specify on the application will be effective immediately. All allocations must be in whole percents from 0% to 100% (total allocation equals 100%) or in whole dollars (total allocation equals entire dollar amount of purchase payment). Allocations may be changed by notifying the Company in writing. See "Allocation of Purchase Payments," page 12.


INVESTMENT ALTERNATIVES


    The Variable Account invests in shares of AIM Variable Insurance Funds, Inc. (the "Fund Series"). The Fund Series has a total of nine Funds available under the Contract. The Funds include: (1) AIM V.I. Capital Appreciation Fund; (2) AIM V.I. Diversified Income Fund; (3) AIM V.I. Global Utilities Fund; (4) AIM V.I. Government Securities Fund; (5) AIM V.I. Growth Fund; (6) AIM V.I. Growth and Income Fund; (7) AIM V.I. International Equity Fund; (8) AIM V.I. Money Market Fund; and (9) AIM V.I. Value Fund. The assets of each Fund are held separately from the other Funds and each has distinct investment objectives and policies which are described in the accompanying prospectus for the Fund Series. In addition to the Variable Account, Owners can also allocate all or part of their purchase payments to the Fixed Account. See "Fixed Account," on page 10.


TRANSFERS AMONG INVESTMENT ALTERNATIVES


    Prior to the Payout Start Date, you may transfer amounts among the Investment Alternatives. The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year. The Company is presently waiving this charge. Transfers to the Fixed Account must be at least $500.
Certain Fixed Account transfers may be restricted. See "Transfers Among Investment Alternatives," page 11. You may want to enroll in a Dollar Cost Averaging Program or an Automatic Fund Rebalancing Program. See "Dollar Cost Averaging," page 12, and "Automatic Fund Rebalancing," page 13.


CHARGES AND DEDUCTIONS


    The costs of the Contract include: a contract maintenance charge ($35 annually), a mortality and expense risk charge (deducted daily, equal on an annual basis to 1.35% of the Contract's daily net assets of the Variable Account), and an administrative expense charge (deducted daily, equal on an annual basis to .10% of the Contract's daily net assets of the Variable Account). The Company reserves the right to assess a transfer charge ($10 on each transfer in excess of twelve per Contract Year). Additional deductions may be made for certain taxes. See "Contract Maintenance Charge," page 17, "Mortality and Expense Risk Charge," page 17, "Administrative Expense Charge," page 17, "Transfer Charges," page 17, and "Taxes," page 17.


WITHDRAWALS


    You may withdraw all or part of the Contract Value before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. Each Contract Year, no withdrawal charges or Market Value Adjustments will be applied to amounts withdrawn up to 10% of the amount of purchase payments. Amounts withdrawn in excess of the 10% may be subject to a withdrawal charge of 0% to 6% depending on how long purchase payments have been invested in the Contract. Amounts withdrawn from a Sub-account of the Fixed Account, in excess of the 10%, except during the 30 day period after the Guarantee Period expires, will be subject to a Market Value Adjustment. See "Withdrawals," page 13, "Withdrawals or Transfers," page 11, and "Taxation of Annuities in General," page 19.

DEATH BENEFIT

    The Company will pay a death benefit prior to the Payout Start Date on the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant. See "Death Benefit Amount," page 14.

INCOME PAYMENTS

    You will receive periodic income payments beginning on the Payout Start Date. You may choose among several Income Plans to fit your needs. Income payments may be received for a specified period or for life (either single or joint life), with or without a guaranteed number of payments. You can select income payments that are fixed, variable or a combination of fixed and variable. See "Income Payments," page 13.

                      SUMMARY OF VARIABLE ACCOUNT EXPENSES

    The following table illustrates all expenses and fees that you will incur. The expenses and fees set forth in the table are based on charges under the Contracts and on the expenses of the Variable Account and the underlying Fund Series.

OWNER TRANSACTION EXPENSES (ALL SUB-ACCOUNTS)

Sales Load Imposed on Purchases (as a percentage of purchase payments)....................        None
Contingent Deferred Sales Charge (as a percentage of purchase payments)...................       *


                                                                         APPLICABLE
                                                                        SALES CHARGE
NUMBER OF COMPLETE YEARS SINCE PURCHASE                                     AS A
PAYMENT BEING WITHDRAWN WAS MADE                                         PERCENTAGE
----------------------------------------------------------------------  ------------
    0 years...........................................................         6%
    1 year............................................................         6%
    2 years...........................................................         5%
    3 years...........................................................         5%
    4 years...........................................................         4%
    5 years...........................................................         4%
    6 years...........................................................         3%
    7 Years or more...................................................         0%
Transfer Fee..........................................................     **
Annual Contract Fee...................................................        $35***
Variable Account Annual Expenses (as a percentage of the Contract's average net assets in the Variable Account)
Mortality and Expense Risk Charge.....................................      1.35%
Administrative Expense Charge.........................................      0.10%
Total Variable Account Annual Expenses................................      1.45%


------------

  * Each Contract Year up to 10% of the amount of purchase payments may be withdrawn without a contingent deferred sales charge or a Market Value Adjustment.

 **  No charges will  be imposed on  the first twelve  transfers in any Contract
    Year. The Company reserves the right to assess a $10 charge for each transfer in excess of twelve in any Contract Year, excluding transfers due to dollar cost averaging and automatic fund rebalancing.

*** The annual Contract Fee will be waived if total purchase payments as of a Contract Anniversary, or upon a full withdrawal, are $50,000 or if all monies are allocated to the Fixed Account.

                                 FUND EXPENSES
                        (AS A PERCENTAGE OF FUND ASSETS)


                                                                                                           TOTAL FUND
                                                                                 MANAGEMENT     OTHER        ANNUAL
                                     FUND                                           FEES       EXPENSES     EXPENSES
-------------------------------------------------------------------------------  ----------   ----------   ----------
AIM V.I. Capital Appreciation Fund.............................................   0.65%         .10%            .75%
AIM V.I. Growth and Income Fund................................................   0.65%         .52%           1.17%
AIM V.I. Global Utilities Fund (after expense reimbursements)..................   0.00%(1)     1.47%(2)        1.47%
AIM V.I. Diversified Income Fund...............................................   0.60%         .28%            .88%
AIM V.I. Government Securities Fund............................................   0.50%         .69%           1.19%
AIM V.I. Growth Fund...........................................................   0.65%         .19%            .84%
AIM V.I. International Equity Fund.............................................   0.75%         .40%           1.15%
AIM V.I. Value Fund............................................................   0.65%         .10%            .75%
AIM V.I. Money Market Fund.....................................................   0.40%         .13%            .53%


------------


(1) The management fees listed are reduced because the Investment Advisor for the Funds, AIM Advisors, Inc. is temporarily waiving the imposition of certain management fees. If this waiver were not in effect, the management fees for the AIM V.I. Global Utilities Fund, as a percentage of each Fund's average net assets would be 0.65%.



(2) "Other Expenses" listed for the AIM V.I. Global Utilities Fund include expense reimbursements. Had there been no expense reimbursements, other expenses would have been 1.79%.


EXAMPLE

    You (the Owner) would pay the following cumulative expenses on a $1,000 investment, assuming a 5% annual return under the following circumstances:

    If you terminate your Contract or annuitize for a specified period of less than 120 months at the end of the applicable time period:


                                                 FUND                                                      1 YEAR       3 YEARS
-------------------------------------------------------------------------------------------------------  -----------  -----------
AIM V.I. Capital Appreciation Fund.....................................................................   $      78    $     118
AIM V.I. Growth and Income Fund........................................................................   $      82    $     131
AIM V.I. Global Utilities Fund.........................................................................   $      85    $     140
AIM V.I. Diversified Income Fund.......................................................................   $      79    $     122
AIM V.I. Government Securities Fund....................................................................   $      82    $     131
AIM V.I. Growth Fund...................................................................................   $      79    $     121
AIM V.I. International Equity Fund.....................................................................   $      82    $     130
AIM V.I. Value Fund....................................................................................   $      78    $     118
AIM V.I. Money Market Fund.............................................................................   $      76    $     111


    If you do not terminate your Contract or if you annuitize for a specified period of 120 months or more at the end of the applicable time period:


                                                 FUND                                                      1 YEAR       3 YEARS
-------------------------------------------------------------------------------------------------------  -----------  -----------
AIM V.I. Capital Appreciation Fund.....................................................................   $      24    $      73
AIM V.I. Growth and Income Fund........................................................................   $      28    $      86
AIM V.I. Global Utilities Fund.........................................................................   $      31    $      95
AIM V.I. Diversified Income Fund.......................................................................   $      25    $      77
AIM V.I. Government Securities Fund....................................................................   $      28    $      86
AIM V.I. Growth Fund...................................................................................   $      25    $      76
AIM V.I. International Equity Fund.....................................................................   $      28    $      85
AIM V.I. Value Fund....................................................................................   $      24    $      73
AIM V.I. Money Market Fund.............................................................................   $      21    $      66


    THE ABOVE EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSE. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN. The purpose of the example is to assist you in understanding the various costs and expenses that you will bear directly or indirectly. Premium taxes, which vary from 0 - 3.5% depending on the state where the Contract is sold, are not reflected in the example.

                        CONDENSED FINANCIAL INFORMATION
                      Accumulation Unit Values and Number
                     of Accumulation Units Outstanding for
                        Each Sub-Account since Inception



                                                                                             1995
                                                                                          ----------
AIM V.I. MONEY MARKET SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................   10.023366
  Number of Units Outstanding, End of Period............................................           0
AIM V.I. GOVERNMENT SECURITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................   10.082005
  Number of Units Outstanding, End of Period............................................           0
AIM V.I. DIVERSIFIED INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................   10.067806
  Number of Units Outstanding, End of Period............................................           0
AIM V.I. GLOBAL UTILITIES SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................   10.209475
  Number of Units Outstanding, End of Period............................................           0
AIM V.I. GROWTH AND INCOME SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................    9.617647
  Number of Units Outstanding, End of Period............................................         102
AIM V.I. VALUE SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................    9.865204
  Number of Units Outstanding, End of Period............................................         957
AIM V.I. INTERNATIONAL EQUITY SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................   10.182309
  Number of Units Outstanding, End of Period............................................         927
AIM V.I. GROWTH SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................    9.932039
  Number of Units Outstanding, End of Period............................................         103
AIM V.I. CAPITAL APPRECIATION SUB-ACCOUNT
  Accumulation Unit Value, Beginning of Period..........................................   10.000000
  Accumulation Unit Value, End of Period................................................    9.911854
  Number of Units Outstanding, End of Period............................................         987



    All Sub-Accounts commenced operations on December 4, 1995. The Accumulation Unit Values in this table reflect a Mortality and Expense Risk Charge of 1.35% and an Administrative Expense Charge of 0.10%.


                       YIELD AND TOTAL RETURN DISCLOSURE


    From time to time the Variable Account may advertise the yield and total return investment performance of one or more Sub-accounts. Yield and standardized total return advertisements include all charges and expenses attributable to the Contracts. Including these fees has the effect of decreasing the advertised performance of a Sub-account, so that a Sub-account's investment performance will not be directly comparable to that of an ordinary mutual fund.


    When a Sub-account advertises its standardized total return it will usually be calculated for one year, five years, and ten years or since inception if the Sub-account has not been in existence for such periods. Total return is measured by comparing the value of an investment in the Sub-account at the end of the relevant period to the value of the investment at the beginning of the period.

    In addition to the standardized total return, the Sub-account may advertise a non-standardized total return. This figure will usually be calculated for one year, five years, and ten years or other periods. Non-standardized total return is measured in the same manner as the standardized total return described above, except that the withdrawal charges under the Contract are not deducted. Therefore, a non-standardized total return for a Sub-account can be higher than a standardized total return for a Sub-account.

    Certain Sub-accounts may advertise yield in addition to total return. Except in the case of the AIM V.I. Money Market Sub-account, the yield will be computed in the following manner: the net investment income per unit earned during a recent one month period is divided by the unit value on the last day of the period, and then annualized. This figure reflects the recurring charges at the separate account level.

    The AIM V.I. Money Market Sub-account may advertise, in addition to the total return, either yield or the effective yield. The yield in this case refers to the income generated by an investment in that Sub-account over a seven-day period net of recurring charges at the separate account level. The income is then annualized (i.e., the amount of income generated by the investment during that week is assumed to be generated each week over a 52-week period and is shown as a percentage of the investment). The effective yield is calculated similarly but when annualized, the income earned by an investment in the AIM V.I. Money Market Sub-account is assumed to be reinvested at the end of each seven-day period. The effective yield will be slightly higher than the yield because of the compounding effect of this assumed reinvestment during a 52-week period.

    The Variable Account may also disclose yield, standard total return, and non-standard total return for periods prior to the date that the Variable Account commenced operations. For periods prior to the date the Variable Account commenced operations, performance information for the Sub-accounts will be calculated based on the performance of the underlying Funds and the assumption that the Sub-accounts were in existence for the same periods as those of the underlying Funds, with a level of charges equal to those currently assessed against the Sub-accounts.

    Please refer to the Statement of Additional Information for a further description of the method used to calculate a Sub-account's yield and total return.

                              FINANCIAL STATEMENTS


    The financial statements of Glenbrook Life and Annuity Company are on page F-1 of the prospectus. The financial statements of Glenbrook Life and Annuity Company Separate Account A may be found in the Statement of Additional Information, which is incorporated by reference into this prospectus and which is available upon request. (See order form on page B-2)


          GLENBROOK LIFE AND ANNUITY COMPANY AND THE VARIABLE ACCOUNT

GLENBROOK LIFE AND ANNUITY COMPANY


    The Company is the issuer of the Contract. The Company is a stock life insurance company which was organized under the laws of the State of Illinois in 1992. The Company was originally organized under the laws of the State of Indiana in 1965. From 1965 to 1983 the Company was known as "United Standard Life Assurance Company" and from 1983 to 1992 the Company was known as "William Penn Life Assurance Company of America." As of the date of this prospectus, the Company is licensed to operate in the District of Columbia and all states except New York. The Company intends to market the Contract in those jurisdictions in which it is licensed to operate. The Company's home office is located at 3100 Sanders Road, Northbrook, Illinois 60062.



    The Company is a wholly-owned subsidiary of Allstate Life Insurance Company ("Allstate Life"), a stock life insurance company incorporated under the laws of the State of Illinois. Allstate Life is a wholly-owned subsidiary of Allstate Insurance Company ("Allstate"), a stock property-liability insurance company incorporated under the laws of Illinois. All of the outstanding capital stock of Allstate is owned by The Allstate Corporation ("Corporation"). In June 1995, Sears, Roebuck and Co. distributed in a tax-free dividend to its stockholders its 80.2% ownership in the Corporation.



    The Company and Allstate Life entered into a reinsurance agreement, effective June 5, 1992. Under the reinsurance agreement, Fixed Account purchase payments are automatically transferred to Allstate Life and become invested with the assets of Allstate Life, and Allstate Life accepts 100% of the liability under such contracts. However, the obligations of Allstate Life under the reinsurance agreement are to the Company; the Company remains the sole obligor under the Contract to the Owners.


THE VARIABLE ACCOUNT


    Established on September 6, 1995, the Glenbrook Life and Annuity Company Separate Account A is a unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940. However, such registration does not signify that the Commission supervises the management or investment practices or policies of the Variable Account. The investment performance of the Variable Account is entirely independent of both the investment performance of the Company's general account and the performance of any other separate account.

    The Variable Account has been divided into nine Sub-accounts, each of which invests solely in its corresponding Fund of AIM Variable Insurance Funds, Inc. Additional Variable Sub-accounts may be added at the discretion of the Company.

    The assets of the Variable Account are held separately from the other assets of the Company. They are not chargeable with liabilities incurred in the Company's other business operations. Accordingly, the income, capital gains and capital losses, realized or unrealized, incurred on the assets of the Variable Account are credited to or charged against the assets of the Variable Account, without regard to the income, capital gains or capital losses arising out of any other business the Company may conduct. The Company's obligations arising under the Contracts are general corporate obligations of the Company.

                                THE FUND SERIES

    The Variable Account will invest in shares of the AIM Variable Insurance Funds, Inc. (the "Fund Series"). The Fund Series is registered with the Securities and Exchange Commission as an open-end, series, management investment company. Registration of the Fund Series does not involve supervision of its management, investment practices or policies by the Securities and Exchange Commission. The Funds are designed to provide investment vehicles for variable insurance contracts of various insurance companies, in addition to the Variable Account.

    Shares of the Funds are not deposits, or obligations of, or guaranteed or endorsed by any bank and the shares are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

AIM VARIABLE INSURANCE FUNDS, INC.

    AIM  Variable  Insurance Funds,  Inc. offers  nine Funds  for use  with this
Contract: (1) AIM V.I Capital Appreciation Fund; (2) AIM V.I Diversified Income Fund; (3) AIM V.I. Global Utilities Fund; (4) AIM V.I. Government Securities Fund; (5) AIM V.I. Growth Fund; (6) AIM V.I. Growth and Income Fund; (7) AIM V.I. International Equity Fund; (8) AIM V.I. Money Market Fund; and (9) AIM V.I. Value Fund. Each Fund has different investment objectives and policies and operates as a separate investment fund. The following is a brief description of the investment objectives and programs of the Funds:

    AIM V.I. CAPITAL APPRECIATION FUND ("CAPITAL APPRECIATION FUND") is a diversified Fund which seeks to provide capital appreciation through investments in common stocks, with emphasis on medium-sized and smaller emerging growth companies.


    AIM V.I. DIVERSIFIED INCOME FUND ("DIVERSIFIED INCOME FUND") is a diversified Fund which seeks to achieve a high level of current income primarily by investing in a diversified portfolio of foreign and U.S. government and corporate debt securities, including lower rated high yield debt securities
(commonly known as "junk bonds"). The risks of investing in junk bonds are described in the accompanying prospectus for the Fund Series, which should be read carefully before investing.


    AIM V.I. GLOBAL UTILITIES FUND ("GLOBAL UTILITIES FUND") is a non-diversified Fund which seeks to achieve a high level of current income and, as a secondary objective, to achieve capital appreciation, by investing primarily in common and preferred stocks of public utility companies (either domestic or foreign).

    AIM V.I. GOVERNMENT SECURITIES FUND ("GOVERNMENT FUND") is a diversified Fund which seeks to achieve a high level of current income consistent with reasonable concern for safety of principal by investing in debt securities issued, guaranteed or otherwise backed by the U.S. Government.

    AIM V.I. GROWTH FUND ("GROWTH FUND") is a diversified Fund which seeks to provide growth of capital through investments primarily in common stocks of leading U.S. companies considered by AIM to have strong earnings momentum.

    AIM V.I. GROWTH AND INCOME FUND ("GROWTH & INCOME FUND") is a diversified Fund which seeks to provide growth of capital, with current income as a secondary objective by investing primarily in dividend paying common stocks which have prospects for both growth of capital and dividend income.

    AIM V.I. INTERNATIONAL EQUITY FUND ("INTERNATIONAL FUND") is a diversified Fund which seeks to provide long-term growth of capital by investing in international equity securities, the issuers of which are considered by AIM to have strong earnings momentum.

    AIM V.I. MONEY MARKET FUND ("MONEY MARKET FUND") is a diversified Fund which seeks to provide as high a level of current income as is consistent with the preservation of capital and liquidity by investing in a diversified portfolio of money market instruments.

    AIM V.I. VALUE FUND ("VALUE FUND") is a diversified Fund which seeks to achieve long-term growth of capital by investing primarily in equity securities judged by AIM to be undervalued relative to the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity markets generally. Income is a secondary objective.

INVESTMENT ADVISOR FOR THE FUNDS


    AIM Advisors, Inc., ("AIM") serves as the investment advisor to each Fund. AIM was organized in 1976 and, together with its affiliates, manages or advises 38 investment company portfolios (including the Funds). AIM is a wholly owned subsidiary of AIM Management Group Inc., a holding company. AIM manages pursuant to a master investment advisory agreement dated October 18, 1993, as amended April 28, 1994. As of February 26, 1996, total assets advised or managed by AIM and its affiliates were approximately $49 billion.


    There is no assurance that the Funds will attain their respective stated objectives. Additional information concerning the investment objectives and policies of the Funds can be found in the current prospectus for the Fund Series accompanying this prospectus.

    You will find more complete information about the Funds, including the risks associated with each Fund, in the accompanying prospectus. You should read the prospectus for the Fund Series in conjunction with this prospectus.

    THE FUND SERIES PROSPECTUS SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE CONCERNING THE ALLOCATION OF PURCHASE PAYMENTS TO A PARTICULAR VARIABLE SUB-ACCOUNT.

                                 FIXED ACCOUNT

    Purchase payments and transfers allocated to one or more of the Sub-accounts of the Fixed Account become part of the general account of the Company. Each Sub-account offers a separate interest rate Guarantee Period. Guarantee Periods will be offered at the Company's discretion and may range from one to ten years. Presently, the Company offers Guarantee Periods of one, three, five, seven and ten years. The Owner must select the Sub-account(s) in which to allocate each purchase payment and transfer. No less than $500 may be allocated to any one Sub-account. The Company reserves the right to limit the number of additional purchase payments. The Fixed Account Investment Alternative may not be available in all states. Please consult with your sales representative for current information.

    Interest is credited daily to each Sub-account at a rate which compounds to the effective annual interest rate declared for each Sub-account's Guarantee Period that has been selected.

    The   following  example  illustrates  how   the  Sub-account  value  for  a
Sub-account of the Fixed Account would grow given an assumed purchase payment, Guarantee Period, and effective annual interest rate:

EXAMPLE OF INTEREST CREDITING DURING THE GUARANTEE PERIOD:

Purchase Payment:.....................................................................  $10,000.00
Guarantee Period:.....................................................................    5 years
Effective Annual Rate:................................................................      4.75%

                             END OF CONTRACT YEAR:

                                                             YEAR 1      YEAR 2      YEAR 3      YEAR 4      YEAR 5
                                                           ----------  ----------  ----------  ----------  ----------
Beginning Sub-Account Value                                $10,000.00
  X (1 + Effective Annual Rate)                                1.0475
                                                           ----------
                                                           $10,475.00
Sub-Account Value at end of Contract                                   $10,475.00
  year 1 X (1 + Effective Annual Rate)                                     1.0475
                                                                       ----------
                                                                       $10,972.56
Sub-Account Value at end of Contract                                               $10,972.56
  year 2 X (1 + Effective Annual Rate)                                                 1.0475
                                                                                   ----------
                                                                                   $11,493.76
Sub-Account Value at end of Contract                                                           $11,493.76
  year 3 X (1 + Effective Annual Rate)                                                             1.0475
                                                                                               ----------
                                                                                               $12,039.71
Sub-Account Value at end of Contract                                                                       $12,039.71
  year 4 X (1 + Effective Annual Rate)                                                                         1.0475
                                                                                                           ----------
Sub-Account Value at end of Guarantee Period:                                                              $12,611.60
                                                                                                           ----------
                                                                                                           ----------
TOTAL INTEREST CREDITED IN GUARANTEE PERIOD: $2,611.60 ($12,611.60 -$10,000.00)

NOTE: The above illustration assumes no withdrawals of any amount during the entire five year period. A withdrawal charge and a Market Value Adjustment may apply to any amount withdrawn in excess of 10% of the amount of purchase payments. The hypothetical interest rate is for illustrative purposes only and is not intended to predict future interest rates to be declared under the Contract.

    The Company has no specific formula for determining the rate of interest that it will declare initially or in the future. Such interest rates will be reflective of investment returns available at the time of the determination. In addition, the management of the Company may also consider various other factors in determining interest rates, including regulatory and tax requirements, sales commissions and administrative expenses borne by the Company, general economic trends, and competitive factors. The Company guarantees that the interest rates will never be less than the minimum guaranteed rate shown in the Contract. For current interest rate information, please contact your sales representative or the Company's Customer Support Unit at 1(800)776-6978.


    THE MANAGEMENT OF THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO THE INTEREST RATES TO BE DECLARED. THE COMPANY CAN NEITHER PREDICT NOR GUARANTEE FUTURE INTEREST RATES TO BE DECLARED.

    Prior to the end of a Guarantee Period, a notice will be mailed to the Owner outlining the options available at the end of a Guarantee Period. During the 30 day period after a Guarantee Period expires the Owner may:

    - take no action and the Company will automatically renew the Sub-account value to a Guarantee Period of the same duration to be established on the day the previous Guaranteed Period expired; or

    - notify the Company to apply the Sub-account value to a new Guarantee Period or periods to be established on the day the previous Guarantee Period expired; or

    - notify the Company to apply the Sub-account value to any Sub-account of the Variable Account on the day we receive the notification; or

    - receive a portion of the Sub-account value or the entire Sub-account value through a partial or full withdrawal that is not subject to a Market Value Adjustment. In this case, the amount withdrawn will be deemed to have been withdrawn on the day the guarantee period expired.

    The Automatic Laddering Program allows the Owner to choose, in advance, one renewal Guarantee Period for all renewing Sub-accounts. The Owner can select the Automatic Laddering Program at any time during the accumulation phase, including on the issue date. The Automatic Laddering Program will continue until the Owner gives written notice to the Company. The Company reserves the right to discontinue this Program. For additional information on the Automatic Laddering Program, please call the Company's Customer Support Unit at 1(800)776-6978.

WITHDRAWALS OR TRANSFERS

    With the exception of transfers made automatically through dollar cost averaging, all withdrawals and transfers, paid from a Sub-account of the Fixed Account other than during the 30 day period after a Guarantee Period expires are subject to a Market Value Adjustment.

    The amount received by the Owner under a withdrawal request equals the amount requested, adjusted by any Market Value Adjustment, less any applicable withdrawal charge (based upon the amount requested prior to any Market Value Adjustment), less premium taxes and withholding (if applicable).

MARKET VALUE ADJUSTMENT

    The Market Value Adjustment reflects the relationship between (1) the Treasury Rate for the time remaining in the Guarantee Period at the time of the request for withdrawal or transfer, and (2) the Treasury Rate at the time the Sub-account was established. As such, the Owner bears some investment risk under the Contract. Treasury Rate means the U.S. Treasury Note Constant Maturity yield for the preceding week as reported in Federal Reserve Bulletin Release H.15.

    Generally, if the Treasury Rate for the Guarantee Period is higher than the applicable current Treasury Rate, then the Market Value Adjustment will result in a higher amount payable to the Owner or transferred. Similarly, if the Treasury Rate at the time the Sub-account was established is lower than the applicable Treasury Rate (interest rate for a period equal to the time remaining in the Sub-account), then the Market Value Adjustment will result in a lower amount payable to the Owner or transferred.

    For example, assume the Owner purchases a Contract and selects an initial Guarantee Period of five years and the five year Treasury Rate for that duration is 4.75%. Assume that at the end of 3 years, the Owner makes a partial withdrawal. If, at that later time, the current two year Treasury Rate is 4.00%, then the Market Value Adjustment will be positive, which will result in an increase in the amount payable to the Owner. Similarly, if the current two year Treasury Rate is 7.00%, then the Market Value Adjustment will be negative, which will result in a decrease in the amount payable to the Owner.

    The formula for calculating the Market Value Adjustment is set forth in Appendix A to this prospectus which also contains additional illustrations of the application of the Market Value Adjustment.

                           PURCHASE OF THE CONTRACTS

PURCHASE PAYMENT LIMITS

    Your first purchase payment must be at least $5,000 unless the Contract is a Qualified Contract, in which case the first purchase payment must be at least $2,000. All subsequent purchase payments must be $500 or more and may be made at any time prior to the Payout Start Date. Subsequent purchase payments may also be made from your bank account through Automatic Additions. Under an Automatic Additions Program, the minimum purchase payment for allocation to the Variable Account is $100 and for allocation to the Fixed Account the minimum purchase payment is $500. Please consult with your sales representative for detailed information about Automatic Additions.

    We reserve the right to limit the amount of purchase payments we will accept.

FREE-LOOK PERIOD

    You may cancel the Contract any time within 20 days after receipt of the Contract and receive a full refund of purchase payments allocated to the Fixed Account. Purchase payments allocated to the Variable Account will be returned after an adjustment to reflect investment gain or loss that occurred from the date of allocation through the date of cancellation unless a refund of purchase payments is required by state or federal law.

CREDITING OF INITIAL PURCHASE PAYMENT

    The initial purchase payment accompanied by a duly completed application will be credited to the Contract within two business days of receipt by us at our home office. If an application is not duly completed, we will credit the purchase payments to the Contract within five business days or return it at that time unless you specifically consent to us holding the purchase payment until the application is complete. We reserve the right to reject any application. Subsequent purchase payments will be credited to the Contract at the close of the Valuation Period in which the purchase payment is received by the Company at its home office.

ALLOCATION OF PURCHASE PAYMENTS


    On the application, you instruct us how to allocate the purchase payment among the Investment Alternatives. Purchase payments may be allocated to any Investment Alternative in whole percents, from 0% to 100% (total allocation equals 100%) or in whole dollars (total allocation equals entire dollar amount of purchase payments). Unless you notify us in writing otherwise, subsequent purchase payments are allocated according to the allocation for the previous purchase payment. Any change in allocation instructions will be effective at the time we receive the notice in good order.


ACCUMULATION UNITS

    Each purchase payment allocated to the Variable Account will be credited to the Contract as Accumulation Units. For example, if a $10,000 purchase payment is credited to the Contract when the Accumulation Unit value equals $10, then 1,000 Accumulation Units would be credited to the Contract. The Variable Account, in turn, purchases shares of the corresponding Fund.

ACCUMULATION UNIT VALUE

    The Accumulation Units in each Sub-account of the Variable Account are valued separately. The value of Accumulation Units will change each Valuation Period according to the investment performance of the shares purchased by each Variable Sub-account and the deduction of certain expenses and charges.

    The value of an Accumulation Unit in a Variable Sub-account for any Valuation Period equals the value of the Accumulation Unit as of the immediately preceding Valuation Period, multiplied by the Net Investment Factor for that Sub-account for the current Valuation Period. The Net Investment Factor for a Valuation Period is a number representing the change, since the last Valuation Date in the value of Sub-account assets per Accumulation Unit due to investment income, realized or unrealized capital gain or loss, deductions for taxes, if any, and deductions for the mortality and expense risk charge and administrative expense charge.

TRANSFERS AMONG INVESTMENT ALTERNATIVES


    Amounts may be transferred among Investment Alternatives, subject to the following restrictions. The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year. The Company is presently waiving this charge. Transfers to or from more than one Investment Alternative on the same day are treated as one transfer.



    Transfers among Investment Alternatives before the Payout Start Date may be made at any time. See "Withdrawals or Transfers," page 10 for the requirements on transfers from the Fixed Account. After the Payout Start Date, transfers among Sub-accounts of the Variable Account or from a variable amount income payment to a fixed amount income payment may be made only once every six months and may not be made during the first six months following the Payout Start Date. After the Payout Start Date, transfers from a fixed amount income payment are not allowed.


    Telephone transfer requests will be accepted by the Company if received at 1(800)776-6978 by 3:00 p.m., Central Time. Telephone transfer requests received at any other telephone number or after 3:00 p.m., Central Time will not be accepted by the Company. Telephone transfer requests received before 3:00 p.m., Central Time are effected at the next computed value. The Company utilizes procedures which the Company believes will provide reasonable assurance that telephone authorized transfers are genuine. Such procedures include taping of telephone conversations with persons purporting to authorize such transfers and requesting identifying information from such persons. Accordingly, the Company disclaims any liability for losses resulting from such transfers by reason of their allegedly not having been properly authorized. However, if the Company does not take reasonable steps to help ensure that such authorizations are valid, the Company may be liable for such losses.

    The minimum amount that may be transferred into a Sub-account of the Fixed Account is $500. Any transfer from a Sub-account of the Fixed Account at a time other than during the 30 day period after a Guarantee Period expires will be subject to a Market Value Adjustment. If any transfer reduces the value of a Sub-account of the Fixed Account to less than $500, the Company will treat the request as a transfer of the entire Sub-account value.

    The Company reserves the right to waive transfer restrictions.

DOLLAR COST AVERAGING


    Transfers may be made automatically through Dollar Cost Averaging prior to the Payout Start Date. Dollar Cost Averaging permits the Owner to transfer a specified amount every month from the one year Guarantee Period Sub-account of the Fixed Account or any of the Variable Sub-accounts, to any Sub-account of the Variable Account. Dollar Cost Averaging cannot be used to transfer amounts to the Fixed Account. Transfers made through Dollar Cost Averaging are not subject to a Market Value Adjustment. In addition, such transfers are not assessed a $10 charge and are not included in the twelve free transfers per Contract Year.


    The theory of Dollar Cost Averaging is that, if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in the Dollar Cost Averaging program does not assure you of a greater profit from your purchases under the program; nor will it prevent or alleviate losses in a declining market.

AUTOMATIC FUND REBALANCING

    Transfers may be made automatically through Automatic Fund Rebalancing prior to the Payout Start Date. By electing Automatic Fund Rebalancing, all of the money allocated to Sub-accounts of the Variable Account will be rebalanced to the desired allocation on a quarterly basis, determined from the first date that you decide to rebalance. Each quarter, money will be transferred among Sub-accounts of the Variable Account to achieve the desired allocation.

    The desired allocation will be the allocation initially selected, unless subsequently changed. You may change the allocation at any time by giving us written notice. The new allocation will be effective with the first rebalancing that occurs after we receive the written request. We are not responsible for rebalancing that occurs prior to receipt of the written request.

    Transfers made through Automatic Fund Rebalancing are not assessed a $10 charge and are not included in the twelve free transfers per Contract Year.

    Any money allocated to the Fixed Account will not be included in the rebalancing.

                          BENEFITS UNDER THE CONTRACT

WITHDRAWALS


    You may withdraw all or part of the Contract Value at any time prior to the earlier of the death of the Owner (or the Annuitant if the Owner is not a natural person) or the Payout Start Date. The amount available for withdrawal is the Contract Value next computed after the Company receives the request for a withdrawal at its home office, adjusted by any applicable Market Value Adjustment, less any withdrawal charges, contract maintenance charges and any premium taxes. Withdrawals from the Variable Account will be paid within seven days of receipt of the request, subject to postponement in certain circumstances. See "Delay of Payments," page 18.



    Money can be withdrawn from the Variable Account or the Fixed Account. To complete the partial withdrawal from the Variable Account, the Company will redeem Accumulation Units in an amount equal to the withdrawal and any applicable withdrawal charge and premium taxes. The Owner must name the Investment Alternatives from which the withdrawal is to be made. If none is named, then the withdrawal request is incomplete and cannot be honored.


    The minimum partial withdrawal is $50. If any withdrawal reduces the value of any Sub-account of the Fixed Account to less than $500, we will treat the request as a withdrawal of the entire Sub-account value. If the Contract Value after a partial withdrawal would be less than $1,000, then the Company will treat the request as one for termination of the Contract and the entire Contract Value, adjusted by any Market Value Adjustment, less any charges and premium taxes, will be paid out.

    Partial withdrawals may also be taken automatically through Systematic Withdrawals on a monthly, quarterly, semi-annual or annual basis. Systematic Withdrawals of $50 or more may be requested at any time prior to the Payout Start Date. At the Company's discretion, Systematic Withdrawals may not be offered in conjunction with Dollar Cost Averaging or Automatic Fund Rebalancing.

    Partial and full withdrawals may be subject to income tax and a 10% tax penalty. This tax and penalty are explained in "Federal Tax Matters," on page 19.



    After the Payout Start Date, withdrawals are only permitted when payments from the Variable Account are being made for a specified number of payments only (i.e. Income Plan 3). In that case, you may terminate the Variable Account portion of the income payments at any time and receive a lump sum equal to the commuted balance of the remaining variable payments due, less any applicable withdrawal charge.


INCOME PAYMENTS
PAYOUT START DATE FOR INCOME PAYMENTS

    The Payout Start Date is the day that income payments will start under the Contract. You may change the Payout Start Date at any time by notifying the Company in writing of the change at least 30 days before the scheduled Payout Start Date. The Payout Start Date must be (a) at least one month after the issue date; and (b) no later than the day the Annuitant reaches age 90, or the 10th anniversary of the issue date, if later.

VARIABLE ACCOUNT INCOME PAYMENTS

    The amount of Variable Account income payments depends upon the investment experience of the Sub-accounts selected by the Owner and any premium taxes, the age and sex of the Annuitant, and the Income Plan chosen. The Company guarantees that the amount of the income payment will not be affected by (1) actual mortality experience and (2) the amount of the Company's administration expenses.

    The Contracts offered by this prospectus contain income payment tables that provide for different benefit payments to men and women of the same age (except in states which require unisex annuity tables). Nevertheless, in accordance with the U.S. Supreme Court's decision in ARIZONA GOVERNING COMMITTEE V. NORRIS, in certain employment-related situations, annuity tables that do not vary on the basis of sex will be used.

    The total income payments received may be more or less than the total purchase payments made because (a) Variable Account income payments vary with the investment results of the underlying Funds, and (b) Annuitants may not live as long as, or may live longer than, expected.

    The Income Plan option selected will affect the dollar amount of each income payment. For example, if an Income Plan for a Life Income is chosen, the income payments will be greater than income payments under an Income Plan for a Life Income with Guaranteed Payments.

    If the actual net investment experience of the Variable Account is less than the assumed investment rate, then the dollar amount of the income payments will decrease. The dollar amount of the income payments will stay level if the net investment experience equals the assumed investment rate and the dollar amount of the income payments will increase if the net investment experience exceeds the assumed investment rate. For purposes of the Variable Account income payments, the assumed investment rate is 3 percent. For more detailed information as to how Variable Account income payments are determined see the Statement of Additional Information.

FIXED AMOUNT INCOME PAYMENTS

    Income payment amounts derived from any monies allocated to Sub-accounts of the Fixed Account during the accumulation phase are fixed for the duration of the Income Plan. The fixed amount income payment amount is calculated by applying the portion of the Contract Value in the Fixed Account on the Payout Start Date, adjusted by any Market Value Adjustment and less any applicable premium tax, to the greater of the appropriate value from the income payment table selected or such other value as we are offering at that time.

INCOME PLANS

    The Income Plans include:

    INCOME PLAN 1 -- LIFE INCOME WITH GUARANTEED PAYMENTS

    The Company will make payments for as long as the Annuitant lives. If the Annuitant dies before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

    INCOME PLAN 2 -- JOINT AND SURVIVOR LIFE INCOME WITH GUARANTEED PAYMENTS

    The Company will make payments for as long as either the Annuitant or Joint Annuitant, named at the time of Income Plan selection, is living. If both the Annuitant and the Joint Annuitant die before the selected number of guaranteed payments have been made, the Company will continue to pay the remainder of the guaranteed payments.

    INCOME PLAN 3 -- GUARANTEED NUMBER OF PAYMENTS

    The Company will make payments for a specified number of months beginning on the Payout Start Date. These payments do not depend on the Annuitant's life. The number of months guaranteed may be from 60 to 360. The mortality and expense risk charge will be deducted from Variable Account assets supporting these payments even though the Company does not bear any mortality risk.

    The Owner may change the Income Plan until 30 days before the Payout Start Date. If an Income Plan is chosen which depends on the Annuitant or Joint Annuitant's life, proof of age will be required before income payments begin. Applicable premium taxes will be assessed.

    In the event that an Income Plan is not selected, the Company will make income payments in accordance with Income Plan 1 with Guaranteed Payments for 120 Months. At the Company's discretion, other Income Plans may be available upon request. The Company currently uses sex-distinct annuity tables. However, if legislation is passed by Congress or the states, the Company reserves the right to use income payment tables which do not distinguish on the basis of sex. Special rules and limitations may apply to certain qualified contracts.

    If the Contract Value to be applied to an Income Plan is less than $2,000, or if the monthly payments determined under the Income Plan are less than $20, the Company may pay the Contract Value adjusted by any Market Value Adjustment and less any applicable taxes, in a lump sum or change the payment frequency to an interval which results in income payments of at least $20.

                                 DEATH BENEFITS

DISTRIBUTION UPON DEATH PAYMENT PROVISIONS

    A distribution upon death may be paid to the Owner determined immediately after the death if, prior to the Payout Start Date:

    - any Owner dies; or

    - the Annuitant dies and the Owner is not a natural person.

    If the Owner eligible to receive a distribution upon death is not a natural person, then the Owner may elect to receive the distribution upon death in one or more distributions. Otherwise, if the Owner is a natural person, the Owner may elect to receive a distribution upon death in one or more distributions or periodic payments through an Income Plan.

    A death benefit will be paid: 1) if the Owner elects to receive the death benefit in a single payment distributed within 180 days of the date of death; and 2) if the death benefit is paid as of the day the value of the death benefit is determined. Otherwise, the settlement value will be paid. The settlement value is the same amount that would be paid in the event of withdrawal of the Contract Value. The Company will calculate the settlement value at the end of the Valuation Period coinciding with the requested distribution date for payment or on the mandatory distribution date of 5 years after the date of death. In any event, the entire distribution upon death must be distributed within five years after the date of death unless an Income Plan is selected or a surviving spouse continues the Contract in accordance with the following sections:

    Payments from the Income Plan must begin within one year of the date of death and must be payable throughout:

    - the life of the Owner; or

    - a period not to exceed the life expectancy of the Owner; or

    - the life of the Owner with payments guaranteed for a period not to exceed the life expectancy of the Owner.

    If the surviving spouse of the deceased Owner is the new Owner, then the spouse may elect one of the options listed above or may continue the Contract in the accumulation phase as if the death had not occurred. The Company will only permit the Contract to be continued once. If the Contract is continued in the accumulation phase, the surviving spouse may make a single withdrawal of any amount within one year of the date of death without incurring a withdrawal charge. However, any applicable Market Value Adjustment, determined as of the date of the withdrawal, will apply.

DEATH BENEFIT AMOUNT

    Prior to the Payout Start Date, the death benefit is equal to the greatest of:

    (a) the Contract Value on the date the Company determines the death benefit; or

    (b) the amount that would have been payable in the event of a full withdrawal of the Contract Value on the date the Company determines the death benefit; or

    (c) the Contract Value on the Death Benefit Anniversary immediately preceding the date the Company determines the death benefit adjusted by any purchase payments, withdrawals and charges made between such Death Benefit Anniversary and the date the Company determines the death benefit. A Death Benefit Anniversary is every seventh Contract Anniversary beginning with the issue date. For example, the issue date, 7th and 14th Contract Anniversaries are the first three Death Benefit Anniversaries.

    In addition to the above options, upon purchase of the Contract, the Owner can select one of the following enhanced death benefit options:

    (A) the greatest of the anniversary values as of the date we determine the death benefit. The anniversary value is equal to the Contract Value on a Contract Anniversary, increased by purchase payments made since that anniversary and reduced by the amount of any partial withdrawals since that anniversary. Anniversary values will be calculated for each Contract Anniversary prior to the earlier of: (i) the date we determine the death benefit, or (ii) the deceased's attained age 75 or 5 years after the date the Contract was established, if later; or

    (B) total purchase payments minus the sum of all partial withdrawals. Each purchase payment and each partial withdrawal will accumulate daily at rate equivalent to 5% per year until the earlier of: (i) the date we determine the death benefit, or (ii) the first day of the month following the deceased's 75th birthday or 5 years after the issue date, if later.

    If neither option is selected by the Owner, the Contract will automatically include option (A).

    The value of the death benefit will be determined at the end of the Valuation Period during which the Company receives a complete request for payment of the death benefit, which includes due proof of death.

    The Company will not settle any death claim until it receives due proof of death.

                          CHARGES AND OTHER DEDUCTIONS

DEDUCTIONS FROM PURCHASE PAYMENTS

    No deductions are made from purchase payments. Therefore, the full amount of every purchase payment is invested in the Investment Alternative(s).

WITHDRAWAL CHARGE (CONTINGENT DEFERRED SALES CHARGE)

    You may withdraw the Contract Value at any time before the earliest of the Payout Start Date, the death of any Owner or, if the Owner is not a natural person, the death of the Annuitant.

    There are no withdrawal charges on amounts withdrawn up to 10% of the amount of purchase payments. Amounts withdrawn in excess of this may be subject to a withdrawal charge. Amounts not subject to a withdrawal charge and not withdrawn in a Contract Year are not carried over to later Contract Years. Withdrawal charges, if applicable, will be deducted from the amount paid.


    Free withdrawals and other partial withdrawals will be allocated on a first in, first out basis to purchase payments. For purposes of calculating the amount of the withdrawal charge, withdrawals are assumed to come from purchase payments first, beginning with the oldest payment. Withdrawals made after all purchase payments have been withdrawn, will not be subject to a withdrawal charge. For partial withdrawals, the Contract Value will be adjusted to reflect the amount of payment received by the Owner, any withdrawal charge, any applicable taxes and any Market Value Adjustment.


    Withdrawals in excess of the free withdrawal amount will be subject to a withdrawal charge as set forth below:

                                   COMPLETE YEARS SINCE
                                  PURCHASE PAYMENT BEING                                     APPLICABLE WITHDRAWAL
                                    WITHDRAWN WAS MADE                                         CHARGE PERCENTAGE
-------------------------------------------------------------------------------------------  ---------------------
0 YEARS....................................................................................               6%
1 YEAR.....................................................................................               6%
2 YEARS....................................................................................               5%
3 YEARS....................................................................................               5%
4 YEARS....................................................................................               4%
5 YEARS....................................................................................               4%
6 YEARS....................................................................................               3%
7 YEARS OR MORE............................................................................               0%

    Withdrawal charges will be used to pay sales commissions and other promotional or distribution expenses associated with the marketing of the Contracts. The Company does not anticipate that the withdrawal charges will cover all distribution expenses in connection with the Contract.


    In addition, federal and state income tax may be withheld from withdrawal amounts. Certain terminations may also be subject to a federal tax penalty. See "Federal Tax Matters," page 19.


    The Company reserves the right to  waive the withdrawal charge with  respect to Contracts issued to employees and registered representatives of any broker-dealer that has entered into a sales agreement with Allstate Life Financial Services, Inc. ("ALFS") to sell the Contracts and all wholesalers and their employees that are under agreement with ALFS to wholesale the Contract. In addition, the Company will waive any withdrawal charge prior to the Payout Start Date if at least 30 days after the Contract Date any Owner (or Annuitant if the Owner is not a natural person) is first confined to a long term care facility or hospital for at least 90 consecutive days, confinement is prescribed by a physician and is medically necessary, and the request for a withdrawal and adequate written proof of confinement are received by us no later than 90 days after discharge. The withdrawal charge will also be waived on withdrawals taken to satisfy IRS required minimum distribution rules for this Contract.

CONTRACT MAINTENANCE CHARGE

    A contract maintenance charge is deducted annually from the Contract Value to reimburse the Company for its actual costs in maintaining each Contract and the Variable Account. The Company guarantees that the amount of this charge will not exceed $35 per Contract Year over the life of the Contract. This charge will be waived if the total purchase payments are $50,000 or more on a Contract Anniversary or if all money is allocated to the Fixed Account on the Contract Anniversary.

    Maintenance costs include but are not limited to expenses incurred in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit and Annuity Unit values; and issuing reports to Owners and regulatory agencies. The Company does not expect to realize a profit from this charge.

    On each Contract Anniversary prior to the payout start date, the contract maintenance charge will be deducted from Sub-accounts of the Variable Account in the same proportion that the Owner's value in each bears to the total value in all Sub-accounts of the Variable Account. After the Payout Start Date, a pro rata share of the annual contract maintenance charge will be deducted from each income payment. For example, 1/12 of the $35, or $2.92, will be deducted if there are twelve income payments during the Contract Year. A full contract maintenance charge will be deducted if the Contract is terminated on any date other than a Contract Anniversary.

ADMINISTRATIVE EXPENSE CHARGE

    The Company will deduct an administrative expense charge which is equal, on an annual basis, to .10% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. This charge is designed to cover actual administrative expenses which exceed the revenues from the contract maintenance charge. The Company does not intend to profit from this charge. The Company believes that the administrative expense charge and contract maintenance charge have been set at a level that will recover no more than the actual costs associated with administering the Contracts. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributable to that Contract.

MORTALITY AND EXPENSE RISK CHARGE

    The Company will deduct a mortality and expense risk charge which is equal, on an annual basis, to 1.35% of the daily net assets you have allocated to the Sub-accounts of the Variable Account. The Company estimates that .95% is attributable to the assumption of mortality risks and .40% is attributable to the assumption of expense risks. The Company guarantees that the amount of this charge will not increase over the life of the Contract.

    The mortality risk arises from the Company's guarantee to cover all death benefits and to make income payments in accordance with the Income Plan selected and the Income Payment Tables.

    The expense risk arises from the possibility that the contract maintenance and administrative expense charge, both of which are guaranteed not to increase, will be insufficient to cover actual administrative expenses.

    If the mortality and expense risk charge is insufficient to cover the Company's mortality costs and excess expenses, the Company will bear the loss. If the charge is more than sufficient, the Company will retain the balance as profit. The Company currently expects a profit from this charge. Any such profit, as well as any other profit realized by the Company and held in its general account (which supports insurance and annuity obligations), would be available for any proper corporate purpose, including, but not limited to, payment of distribution expenses.

TAXES

    The Company will deduct applicable state premium taxes or other similar policyholder taxes relative to the Contract (collectively referred to as "premium taxes") either at the Payout Start Date, or when a total withdrawal occurs. Current premium tax rates range from 0 to 3.5%. The Company reserves the right to deduct premium taxes from the purchase payments.

    At the Payout Start Date, the charge for premium taxes will be deducted from each Investment Alternative in the proportion that the Owner's value in the Investment Alternative bears to the total Contract Value.

TRANSFER CHARGES

    The Company reserves the right to assess a $10 charge on each transfer in excess of twelve per Contract Year, excluding transfers through Dollar Cost Averaging and Automatic Fund Rebalancing. The Company is presently waiving this charge.

FUND EXPENSES

    A complete description of the expenses and deductions from the Funds is found in the prospectus for the Fund Series. This prospectus is accompanied by the prospectus for the Fund Series.

                                GENERAL MATTERS

OWNER

    The Owner has the sole right to exercise all rights and privileges under the Contract, except as otherwise provided in the Contract. The Contract cannot be jointly owned by both a non-natural person and a natural person.

BENEFICIARY

    Subject to the terms of any irrevocable Beneficiary designation, the Owner may change the Beneficiary at any time by notifying the Company in writing. Any change will be effective at the time it is signed by the Owner, whether or not the Annuitant is living when the change is received by the Company. The Company will not, however, be liable as to any payment or settlement made prior to receiving the written notice.

    Unless otherwise provided in the Beneficiary designation, if a Beneficiary predeceases the Owner and there are no other surviving beneficiaries, the new Beneficiary will be: the Owner's spouse if living; otherwise, the Owner's children, equally, if living; otherwise, the Owner's estate. Multiple Beneficiaries may be named. Unless otherwise provided in the Beneficiary designation, if more than one Beneficiary survives the Owner, the surviving Beneficiaries will share equally in any amounts due.

ASSIGNMENTS

    The Company will not honor an assignment of an interest in a Contract as collateral or security for a loan. Otherwise, the Owner may assign benefits under the Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. No assignment will bind the Company unless it is signed by the Owner and filed with the Company. The Company is not responsible for the validity of an assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments.

DELAY OF PAYMENTS

    Payment of any amounts due from the Variable Account under the Contract will occur within seven days, unless:

    1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted;

    2. An emergency exists as defined by the Securities and Exchange Commission; or

    3. The Securities and Exchange Commission permits delay for the protection of the Owners.

    Payments or transfers from the Fixed Account may be delayed for up to 6 months.

MODIFICATION

    The Company may not modify the Contract without the consent of the Owner except to make the Contract meet the requirements of the Investment Company Act of 1940, or to make the Contract comply with any changes in the Internal Revenue Code or to make any changes required by the Code or by any other applicable law.

CUSTOMER INQUIRIES

    The Owner or any persons interested in the Contract may make inquiries regarding the Contract by calling or writing your representative or the Company at:

                       GLENBROOK LIFE AND ANNUITY COMPANY
                             POST OFFICE BOX 94039
                         PALATINE, ILLINOIS 60094-4039
                                1-(800) 776-6978

                              FEDERAL TAX MATTERS

INTRODUCTION

    THE FOLLOWING DISCUSSION IS GENERAL AND IS NOT INTENDED AS TAX ADVICE. THE COMPANY MAKES NO GUARANTEE REGARDING THE TAX TREATMENT OF ANY CONTRACT OR TRANSACTION INVOLVING A CONTRACT. Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on the individual circumstances of each person. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ANNUITIES IN GENERAL

TAX DEFERRAL

    Generally, an annuity contract owner is not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where (1) the owner is a natural person, (2) the investments of the Variable Account are "adequately diversified" in accordance with Treasury Department Regulations, and
(3) the issuing insurance company, instead of the annuity owner, is considered the owner for federal income tax purposes of any separate account assets funding the contract.

NON-NATURAL OWNERS

    As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes and the income on such contracts is taxed as ordinary income received or accrued by the owner during the taxable year. There are several exceptions to the general rule for contracts owned by non-natural persons which are discussed in the Statement of Additional Information.

DIVERSIFICATION REQUIREMENTS

    For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" in accordance with the standards provided in the Treasury regulations. If the investments in the Variable Account are not adequately diversified, then the Contract will not be treated as an annuity contract for federal income tax purposes and the Owner will be taxed on the excess of the Contract Value over the investment in the Contract. Although the Company does not have control over the Funds or their investments, the Company expects the Funds to meet the diversification requirements.

OWNERSHIP TREATMENT

    In connection with the issuance of the regulations on the adequate diversification standards, the Department of the Treasury announced that the regulations do not provide guidance concerning the extent to which contract owners may direct their investments among Sub-accounts of a variable account. The Internal Revenue Service has previously stated in published rulings that a variable contract owner will be considered the owner of separate account assets if the owner possesses incidents of ownership in those assets such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, Treasury announced that guidance would be issued in the future regarding the extent that owners could direct their investments among Sub-accounts without being treated as owners of the underlying assets of the Variable Account. As of the date of this prospectus, no such guidance has been issued.

    The ownership rights under this contract are similar to, but different in certain respects from, those described by the Service in rulings in which it was determined that contract owners were not owners of separate account assets. For example, the owner of this contract has the choice of more investment options to which to allocate premiums and contract values, and may be able to transfer among investment options more frequently than in such rulings. These differences could result in the contract owner being treated as the owner of the assets of the Variable Account. In those circumstances, income and gains from the Variable Account assets would be includible in the Contract Owners' gross income. In addition, the Company does not know what standards will be set forth in the regulations or rulings which the Treasury Department has stated it expects to issue. It is possible that Treasury's position, when announced, may adversely affect the tax treatment of existing contracts. The Company, therefore, reserves the right to modify the Contract as necessary to attempt to prevent the Owner from being considered the federal tax owner of the assets of the Variable Account. However, the Company makes no guarantee that such modification to the contract will be successful.

DELAYED MATURITY DATES

    If the contract's scheduled maturity date is at a time when the annuitant has reached an advanced age, e.g., past age 85, it is possible that the contract would not be treated as an annuity. In that event, the income and gains under the contract could be currently includible in the owner's income.

TAXATION OF PARTIAL AND FULL WITHDRAWALS

    In the case of a partial withdrawal under a non-qualified contract, amounts received are taxable to the extent the contract value before the withdrawal exceeds the investment in the contract. The investment in the contract is the gross premium or other consideration paid for the contract reduced by any amounts previously received from the contract to the extent such amounts were properly excluded from the owner's gross income. In the case of a partial withdrawal under a qualified contract, the portion of the payment that bears the same ratio to the total payment that the investment in the contract (i.e., nondeductible IRA contributions, after tax contributions to qualified plans) bears to the contract value, can be excluded from income. In the case of a full withdrawal under a non-qualified contract or a qualified contract, the amount received will be taxable only to the extent it exceeds the investment in the contract. If an individual transfers an annuity contract without full and adequate consideration to a person other than the individual's spouse (or to a former spouse incident to a divorce), the owner will be taxed on the difference between the contract value and the investment in the contract at the time of transfer. Other than in the case of certain qualified contracts, any amount received as a loan under a contract, and any assignment or pledge (or agreement to assign or pledge) of the contract value is treated as a withdrawal of such amount or portion. The contract provides a death benefit that in certain circumstances may exceed the greater of the payments and the contract value. As described elsewhere in the prospectus, the Company imposes certain charges with respect to the death benefit. It is possible that some portion of those charges could be treated for federal tax purposes as a partial withdrawal from the contract.

TAXATION OF ANNUITY PAYMENTS

    Generally, the rule for income taxation of payments received from an annuity contract provides for the return of the owner's investment in the contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. In the case of variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the contract by the total number of expected payments. In the case of fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the contract. Once the total amount of the investment in the contract is excluded using these ratios, the annuity payments will be fully taxable. If annuity payments cease because of the death of the annuitant before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction to the annuitant for his last taxable year.

TAXATION OF ANNUITY DEATH BENEFITS

    Amounts may be distributed from an annuity contract because of the death of an owner or annuitant. Generally, such amounts are includible in income as follows: (1) if distributed in a lump sum, the amounts are taxed in the same manner as a full withdrawal or (2) if distributed under an annuity option, the amounts are taxed in the same manner as an annuity payment.

PENALTY TAX ON PREMATURE DISTRIBUTIONS

    There is a 10% penalty tax on the taxable amount of any premature distribution from a non-qualified annuity contract. The penalty tax generally applies to any distribution made prior to the owner attaining age 59 1/2. However, there should be no penalty tax on distributions to owners (1) made on or after the owner attains age 59 1/2; (2) made as a result of the owner's death or disability; (3) made in substantially equal periodic payments over life or life expectancy; (4) made under an immediate annuity; or (5) attributable to an investment in the contract before August 14, 1982. Similar rules apply for distributions under certain qualified contracts. A competent tax advisor should be consulted to determine if any other exceptions to the penalty apply to your specific circumstances.

AGGREGATION OF ANNUITY CONTRACTS

    All non-qualified deferred annuity contracts issued by the Company (or its affiliates) to the same owner during any calendar year will be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

TAX QUALIFIED CONTRACTS

    Annuity contracts may be used as investments with certain tax qualified plans such as: (1) Individual Retirement Annuities under Section 408(b) of the Code; (2) Simplified Employee Pension Plans under Section 408(k) of the Code;
(3) Tax Sheltered Annuities under Section 403(b) of the Code; (4) Corporate and Self Employed Pension and Profit Sharing Plans; and (5) State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. In the case of certain tax qualified plans, the terms of the plans may govern the right to benefits, regardless of the terms of the contract.

RESTRICTIONS UNDER SECTION 403(B) PLANS

    Section 403(b) of the Code provides for tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. In accordance with the requirements of Section 403(b), any annuity contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only after the employee attains age 59 1/2, separates from service, dies, becomes disabled or on account of hardship (earnings on salary reduction contributions may not be distributed on the account of hardship). These limitations do not apply to withdrawals where the Company is directed to transfer some or all of the contract value to another
Section 403(b) plans.

INCOME TAX WITHHOLDING

    The Company is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless an individual elects to make a "direct rollover" of such amounts to another qualified plan or Individual Retirement Account or Annuity (IRA). Eligible rollover distributions generally include all distributions from qualified contracts, excluding IRAs, with the exception of (1) required minimum distributions, or (2) a series of substantially equal periodic payments made over a period of at least 10 years, or the life (joint lives) of the participant (and beneficiary). For any distributions from non-qualified annuity contracts, or distributions from qualified contracts which are not considered eligible rollover distributions, the Company may be required to withhold federal and state income taxes unless the recipient elects not to have taxes withheld and properly notifies the Company of such election.

                         DISTRIBUTION OF THE CONTRACTS


    Allstate Life Financial Services, Inc. ("ALFS"), 3100 Sanders Road, Northbrook Illinois, a wholly owned subsidiary of Allstate Life Insurance Company, acts as the principal underwriter of the Contracts. ALFS is registered as a broker-dealer under the Securities Exchange Act of 1934 and became a member of the National Association of Securities Dealers, Inc. on June 30, 1993. Contracts are sold by registered representatives of broker-dealers or bank employees who are licensed insurance agents appointed by the Company, either individually or through an incorporated insurance agency. In some states, Contracts may be sold by representatives or employees of banks which may be acting as broker-dealers without separate registration under the Securities Exchange Act of 1934, pursuant to legal and regulatory exceptions.


    Commissions paid may vary, but in aggregate are not anticipated to exceed 6.75% of any purchase payment. In addition, under certain circumstances, certain sellers of the Contracts may be paid persistency bonuses which will take into account, among other things, the length of time purchase payments have been held under a Contract, and Contract Values. A persistency bonus is not expected to exceed 1.20%, on an annual basis, of the Contract Values considered in connection with the bonus. These commissions are intended to cover distribution expenses.

    The underwriting agreement with ALFS provides for indemnification of ALFS by the Company for liability to Owners arising out of services rendered or Contracts issued.

                                 VOTING RIGHTS

    The Owner or anyone with a voting interest in the Sub-account of the Variable Account may instruct the Company on how to vote at shareholder meetings of the Fund Series. The Company will solicit and cast each vote according to the procedures set up by the Fund Series and to the extent required by law. The Company reserves the right to vote the eligible shares in its own right, if subsequently permitted by the Investment Company Act of 1940, its regulations or interpretations thereof.

    Fund shares as to which no timely instructions are received will be voted in proportion to the voting instructions which are received with respect to all Contracts participating in that Sub-account. Voting instructions to abstain on any item to be voted upon will be applied on a pro-rata basis to reduce the votes eligible to be cast.

    Before the Payout Start Date, the Owner holds the voting interest in the Sub-account of the Variable Account (The number of votes for the Owner will be determined by dividing the Contract Value attributable to a Sub-account by the net asset value per share of the applicable eligible Fund.)

    After the Payout Start Date, the person receiving income payments has the voting interest. After the Payout Start Date, the votes decrease as income payments are made and as the reserves for the Contract decrease. That person's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-account by the net asset value per share of the corresponding eligible Fund.

                            SELECTED FINANCIAL DATA


    The following selected financial data for the Company should be read in conjunction with the 1995 financial statements and notes thereto included in this Prospectus beginning on page F-1 and the 1994 and 1993 financial statements and notes thereto incorporated by reference in this prospectus.


                       GLENBROOK LIFE AND ANNUITY COMPANY
                            SELECTED FINANCIAL DATA
                                 (IN THOUSANDS)


YEAR-END FINANCIAL DATA                                                                     1995       1994       1993
---------------------------------------------------------------------------------------  ----------  ---------  ---------
For The Years Ended December 31:
  Income Before Taxes..................................................................  $    4,455  $   2,017  $     836
  Net Income...........................................................................       2,879      1,294        529
As of December 31:
    Total Assets(1)....................................................................   1,409,705    750,245    169,361


------------


(1) The Company adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities" on December 31, 1993. See Note 3 to the Financial Statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS



GENERAL



    The   following  highlights  significant   factors  influencing  results  of
operations and financial position.



    Glenbrook Life and Annuity Company ("the Company"), which is wholly owned by Allstate Life Insurance Company ("Allstate Life"), currently issues flexible premium fixed annuities, and beginning in 1995, flexible premium deferred variable annuity contracts through its Separate Accounts. The Company markets its products through banks and other financial institutions.



    The Company reinsures all of its annuity deposits with Allstate Life, and all life insurance in force with other reinsurers. Accordingly, the financial results reflected in the Company's statements of operations relate only to the investment of those assets of the Company that are not transferred to Allstate Life or other reinsurers under the reinsurance treaties.



    Separate Account assets and liabilities are legally segregated and carried at fair value in the statements of financial position. The Separate Account investment portfolios were initially funded with a $10 million seed money contribution from the Company in 1995. Investment income and realized gains and losses of the Separate Account investments, other than the portion related to the Company's participation, accrue directly to the contractholders (net of fees) and, therefore, are not included in the Company's statements of operations.



RESULTS OF OPERATIONS



                                                                                               1995       1994       1993
                                                                                             ---------  ---------  ---------
                                                                                                     $ IN THOUSANDS
Net investment income......................................................................  $   3,996  $   2,017  $     753
                                                                                             ---------  ---------  ---------
Realized capital gains (losses), after tax.................................................  $     298  $  --      $      54
                                                                                             ---------  ---------  ---------
Net income.................................................................................  $   2,879  $   1,294  $     529
                                                                                             ---------  ---------  ---------
Fixed income securities, at amortized cost.................................................  $  44,112  $  51,527  $   9,543
                                                                                             ---------  ---------  ---------



    Net investment income increased $2.0 million in 1995, and $1.3 million in 1994. In both years, the increases were attributable to an increased level of investments, including the Company's participation in the Separate Accounts during 1995, and a $40 million capital contribution received from Allstate Life in the third quarter of 1994. Net income increases of $1.6 million and $0.8 million reflect the change in net investment income in both years.



    Realized capital gains after tax of $0.3 million in 1995 were the result of sales of investments to fund the Company's participation in the Separate Accounts.



FINANCIAL POSITION



                                                                                                      1995       1994
                                                                                                   ----------  ---------
                                                                                                      $ IN THOUSANDS
Fixed income securities, at fair value...........................................................  $   48,815  $  49,807
                                                                                                   ----------  ---------
Unrealized net capital gains (losses) (1)........................................................  $    5,164  $  (1,720)
                                                                                                   ----------  ---------
Separate Account assets, at fair value...........................................................  $   15,578  $  --
                                                                                                   ----------  ---------
Contractholder funds.............................................................................  $1,340,925  $ 696,854
                                                                                                   ----------  ---------
Reinsurance recoverable from Allstate Life.......................................................  $1,340,925  $ 696,854
                                                                                                   ----------  ---------


-----------------

(1) Unrealized net capital gains (losses) exclude the effect of deferred income taxes.



    Fixed income securities are classified as available for sale and carried in the statements of financial position at fair value. Although the Company generally intends to hold its fixed income securities for the long-term, such classification affords the Company flexibility in managing the portfolio in response to changes in market conditions.



    At December 31, 1995 unrealized capital gains were $5.2 million compared to unrealized capital losses of $1.7 million at December 31, 1994. The significant change in the unrealized capital gain/loss position is primarily attributable to declining interest rates.



    At December 31, 1995 both contractholder funds and amounts recoverable from Allstate Life under reinsurance treaties reflect an increase of $644 million. These increases result from sales of the Company's single and flexible premium deferred annuities partially offset by surrenders. Reinsurance recoverable from Allstate Life relates to policy benefit obligations ceded to Allstate Life.

    The Company's participation in the Separate Accounts of $10.5 million at December 31, 1995 is included in the Separate Accounts assets. Unrealized net capital gains arising from the Company's participation in the Separate Accounts was $0.3 million, net of tax, at December 31, 1995.



LIQUIDITY AND CAPITAL RESOURCES



    Allstate Life made a $40 million capital contribution to the Company in the third quarter of 1994.



    Under the terms of intercompany reinsurance agreements, assets of the Company that relate to insurance in force, excluding Separate Account assets, are transferred to Allstate Life or other reinsurers, who maintain investment portfolios which support the Company's products.


                                  COMPETITION


    The Company is engaged in a business that is highly competitive because of the large number of stock and mutual life insurance companies and other entities competing in the sale of insurance and annuities. There are approximately 2,000 stock, mutual and other types of insurers in business in the United States. Several independent rating agencies regularly evaluate life insurer's claims-paying ability, quality of investments and overall stability. A.M. Best Company assigns A+ (Superior) to Allstate Life which automatically reinsures all net business of the Company. A.M. Best Company also assigns the Company the rating of A+(r) because the Company automatically reinsures all business with Allstate Life. Standard & Poor's Insurance Rating Services assigns AA+ (Excellent) to the Company's claims-paying ability and Moody's assigns an Aa3 (Excellent) financial stability rating to the Company. The Company shares the same ratings of its parent, Allstate Life Insurance Company. These ratings do not relate to the investment performance of the Variable Account.


                                   EMPLOYEES


    As  of  December  31,   1995,  Glenbrook  Life   and  Annuity  Company   has
approximately 43 employees at its Home Office in Northbrook, Illinois.


                                   PROPERTIES

    The Company occupies office space provided by its parent, Allstate Life, in Northbrook, Illinois. Expenses associated with these offices are allocated on a direct and indirect basis to the Company.

                          STATE AND FEDERAL REGULATION

    The insurance business of the Company is subject to comprehensive and detailed regulation and supervision throughout the United States. The laws of the various jurisdictions establish supervisory agencies with broad administrative powers with respect to licensing to transact business, overseeing trade practices, licensing agents, approving policy forms, establishing reserve requirements, fixing maximum interest rates on life insurance policy loans and minimum rates for accumulation of surrender values, prescribing the form and content of required financial statements and regulating the type and amounts of investments permitted. Each insurance company is required to file detailed annual reports with supervisory agencies in each of the jurisdictions in which it does business and its operations and accounts are subject to examination by such agencies at regular intervals.

    Under insurance guaranty fund law, in most states, insurers doing business therein can be assessed up to prescribed limits for contract owner losses incurred as a result of company insolvencies. The amount of any future assessments on the Company under these laws cannot be reasonably estimated. Most of these laws do provide, however, that an assessment may be excused or deferred if it would threaten an insurer's own financial strength.

    In addition, several states, including Illinois, regulate affiliated groups of insurers, such as the Company and its affiliates, under insurance holding company legislation. Under such laws, intercompany transfers of assets and dividend payments from insurance subsidiaries may be subject to prior notice or approval, depending on the size of such transfers and payments in relation to the financial positions of the companies.

    Although the federal government generally does not directly regulate the business of insurance, federal initiatives often have an impact on the business in a variety of ways. Current and proposed federal measures which may significantly affect the insurance business include employee benefit regulation, controls on medical care costs, removal of barriers preventing banks from engaging in the securities and insurance business, tax law changes affecting the taxation of insurance companies, the tax treatment of insurance products and its impact on the relative desirability of various personal investment vehicles, and proposed legislation to prohibit the use of gender in determining insurance and pension rates and benefits.

                EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY


    The directors and executive officers are listed below, together with information as to their ages, dates of election and principal business occupations during the last five years (if other than their present business occupations).


LOUIS G. LOWER, II, 50, Chief Executive Officer (1995)* and Chairman of the Board (1992)*

    He is also President and Chairman of the Board of Directors of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company, The Northbrook Corporation and Allstate Life Insurance Company of New York; Chairman of the Board of Directors and Chief Executive Officer of Surety Life Insurance Company and Lincoln Benefit Life Company; Chairman of the Board of Directors of Allstate Settlement Corporation; Director and Senior Vice President of Allstate Insurance Company; Vice President of the Allstate Foundation; and Director of Allstate Life Financial Services, Inc., Allstate Indemnity Company, Allstate Property and Casualty Insurance Company, Deerbrook Insurance Company, Northbrook Indemnity Company, Northbrook National Insurance Company, Northbrook Property and Casualty Insurance Company, Allstate International, Inc. and Saison Life Insurance Company, Ltd. Prior to 1990, he was Executive Vice President of Allstate Life Insurance Company. From 1992 to 1995, in addition to his position as Chairman of the Board, he was also President of the Company.


MARLA G. FRIEDMAN, 42, President, Chief Operating Officer (1995)* and Director
(1992)*


    She is also Vice President and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company and The Northbrook Corporation; and Director of Allstate Settlement Corporation and Allstate Life Financial Services, Inc. Prior to 1995, she was Vice President and Director of Glenbrook Life and Annuity Company and prior to 1992, she was Vice President and Director of Allstate Life Insurance Company and Northbrook Life Insurance Company. Prior to 1995, she was also Vice President of the Company.

MICHAEL J. VELOTTA, 50, Vice President, Secretary, General Counsel, and Director
(1993)*

    He is also Vice President, Secretary, General Counsel and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company and Allstate Life Insurance Company of New York; Secretary and Director of Allstate Settlement Corporation, Allstate Life Financial Services, Inc. and The Northbrook Corporation; and Director of Surety Life Insurance Company and Lincoln Benefit Life Company. Prior to 1993, he was Vice President and Assistant General Counsel of Allstate Insurance Company.


PETER H. HECKMAN, 50, Vice President and Director (1992)*


    He is also Vice President and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company, Allstate Settlement Corporation and Allstate Life Insurance Company of New York; Vice President and Controller of The Northbrook Corporation; and Director of Surety Life Insurance Company and Lincoln Benefit Life Company. Prior to 1992, he was Vice President and Director of Allstate Life Insurance Company, Northbrook Life Insurance Company, Glenbrook Life Insurance Company and Allstate Life Insurance Company of New York.


G. CRAIG WHITEHEAD, 50, Senior Vice President and Director (1995)*


    He is also Assistant Vice President and Director of Glenbrook Life Insurance Company and Assistant Vice President of Allstate Life Insurance Company. Prior to 1992, he was an Assistant Vice President of Glenbrook Life Insurance Company and Allstate Life Insurance Company and prior to 1991, he was a director in the strategic planning area of Allstate Insurance Company.

BARRY S. PAUL, 40, Assistant Vice President and Controller (1992)*

    He is also Assistant Vice President and Controller of Allstate Life Insurance Company, Northbrook Life Insurance Company, Allstate Life Insurance Company of New York and Glenbrook Life Insurance Company. Prior to 1991, he was Assistant Vice President of Allstate Life Insurance Company, Northbrook Life Insurance Company and Allstate Life Insurance Company of New York.


JAMES P. ZILS, 44, Treasurer (1995)*



    He is also Treasurer of Allstate Life Financial Services, Inc., Allstate Settlement Corporation, Allstate Life Insurance Company, Allstate Life Insurance Company of New York, Northbrook Life Insurance Company, Glenbrook Life Insurance Company, The Northbrook Corporation. He is Treasurer and Vice President of AEI Group, Inc., Allstate International Inc., Allstate Motor Club, Inc., Direct Marketing Center, Inc., Enterprises Services Corporation, The Allstate Foundation, Forestview Mortgage Insurance Company, Allstate Indemnity Company, Allstate Property and Casualty, Deerbrook Insurance Company, First Assurance Company, Northbrook Indemnity Company, Northbrook National Insurance Company, Northbrook Property and Casualty Insurance Company. Prior to 1995 he was Vice President of Allstate Life Insurance Company. Prior to 1993 he held various management positons.



CASEY J. SYLLA, 52, Chief Investment Officer (1995)*



    He is also Director of Allstate Insurance Company, Allstate Indemnity Company, Allstate Property and Casualty Insurance Company, Deerbrook Insurance Company, First Assurance Company, Northbrook Indemnity Company, Northbrook Life Insurance Company, Northbrook National Insurance Company, Northbrook Property and Casualty Insurance Company. He is also Chief Investment Officer of Allstate Settlement Corporation, The Northbrook Corporation, Allstate Insurance Company, Allstate Indemnity Company, Allstate Property and

Casualty, Deerbrook Insurance Company, First Assurance Company, Northbrook Indemnity Company, Northbrook National Insurance Company, Northbrook Property and Casualty Insurance Company. He is also Director and Chief Investment Officer of Allstate Life Insurance Company. Prior to 1995, he was Senior Vice President and Executive Officer Investments for Northwestern Mutual Life Insurance Company.


* Date elected/appointed to current office.

                             EXECUTIVE COMPENSATION


    Executive officers of the Company also serve as officers of Allstate Life and receive no compensation directly from the Company. Some of the officers also serve as officers of other companies affiliated with the Company. Allocations have been made as to each individual's time devoted to his or her duties as an executive officer of the Company. However, no officer's compensation allocated to the Company exceeded $100,000. The allocated cash compensation of all officers of the Company as a group for services rendered in all capacities to the Company during 1995 totalled $5,976.86. Directors of the Company receive no compensation in addition to their compensation as employees of the Company.


SUMMARY COMPENSATION TABLE
(ALLSTATE LIFE INSURANCE CO.)

                                                      ANNUAL COMPENSATION                                          LONG TERM
                                                                                                                  COMPENSATION
                                                                                                                  -----------
                                                                                                              AWARDS
                                                                                                     ------------------------
                                                                                                                      (G)
                                             -------------------------------------        (E)            (F)      SECURITIES
                                                                                     OTHER ANNUAL    RESTRICTED   UNDERLYING
                    (A)                          (B)          (C)          (D)       COMPENSATION       STOCK      OPTIONS/
NAME AND PRINCIPAL POSITION                     YEAR       SALARY($)    BONUS($)           $          AWARD(S)      SARS(#)
-------------------------------------------      ---      -----------  -----------  ---------------  -----------  -----------
Louis G. Lower, II.........................        1995    $ 416,000    $ 266,175      $  17,044      $ 199,890          N/A
Chief Executive Officer and                        1994    $ 389,050    $  43,973      $  26,990      $ 170,660          N/A
Chairman of the Board of Directors                 1993    $ 374,200    $ 294,683      $  52,443      $ 318,625          N/A


                                                       PAYOUTS
                                             ----------------------------

                                                 (H)            (I)
                                                LTIP         ALL OTHER
                    (A)                        PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION                      ($)            ($)
-------------------------------------------  -----------  ---------------
Louis G. Lower, II.........................   $ 411,122     $   5,250
Chief Executive Officer and                           0     $   1,890(1)
Chairman of the Board of Directors            $  13,451     $   6,296(1)


------------

(1) Amount received by Mr. Lower which represents the value allocated to his account from employer contributions under The Savings and Profit Sharing Fund of Sears employees.


    Shares of the Company and Allstate Life are not directly owned by any director or officer of the Company. The percentage of shares of The Allstate Corporation beneficially owned by any director, and by all directors and officers of the Company as a group, does not exceed one percent of the class outstanding.


                               LEGAL PROCEEDINGS

    From time to time the Company is involved in pending and threatened litigation in the normal course of its business in which claims for monetary damages are asserted. Management, after consultation with legal counsel, does not anticipate the ultimate liability arising from such pending or threatened litigation to have a material effect on the financial condition of the Company.

                                    EXPERTS


    The financial statements of the Variable Account incorporated by reference in this prospectus, the financial statements and financial statement schedule of the Company, and the financial statements from which the Selected Financial Data included in this prospectus have been derived, have been audited by Deloitte & Touche LLP, Two Prudential Plaza, 180 North Stetson Avenue, Chicago, IL 60601-6799, independent auditors, as stated in their reports appearing herein and incorporated by reference in this prospectus, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                                 LEGAL MATTERS


    Sutherland, Asbill and Brennan of Washington, D.C. has provided advice on certain legal matters relating to the federal securities laws applicable to the issue and sale of the Contracts. All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and the Company's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of the Company.

                          INDEPENDENT AUDITORS' REPORT



TO THE BOARD OF DIRECTORS AND SHAREHOLDER OF
GLENBROOK LIFE AND ANNUITY COMPANY:



    We have audited the accompanying Statements of Financial Position of Glenbrook Life and Annuity Company as of December 31, 1995 and 1994, and the related Statements of Operations, Shareholder's Equity and Cash Flows for each of the three years in the period ended December 31, 1995. Our audits also included Schedule IV -- Reinsurance. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.



    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



    In our opinion, such financial statements present fairly, in all material respects, the financial position of Glenbrook Life and Annuity Company as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles. Also, in our opinion, Schedule IV -- Reinsurance, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.



    As discussed in Note 3 to the financial statements, in 1993 the Company changed its method of accounting for investments in fixed income securities.



/s/ DELOITTE & TOUCHE LLP



Chicago, IL


March 1, 1996

                       GLENBROOK LIFE AND ANNUITY COMPANY
                        STATEMENTS OF FINANCIAL POSITION


                                                                                                       DECEMBER 31,
                                                                                                   ---------------------
                                                                                                      1995       1994
                                                                                                   ----------  ---------
                                                                                                     ($ IN THOUSANDS)
Assets
  Investments
    Fixed income securities
      Available for sale, at fair value (amortized cost $44,112 and $51,527).....................  $   48,815  $  49,807
    Short-term...................................................................................       2,102        924
                                                                                                   ----------  ---------
        Total investments........................................................................      50,917     50,731
  Reinsurance recoverable from Allstate Life Insurance Company...................................   1,340,925    696,854
  Cash...........................................................................................         264
  Deferred income taxes..........................................................................                    542
  Other assets...................................................................................       2,021      2,118
  Separate Accounts..............................................................................      15,578
                                                                                                   ----------  ---------
        Total assets.............................................................................  $1,409,705  $ 750,245
                                                                                                   ----------  ---------
                                                                                                   ----------  ---------
Liabilities
  Contractholder funds...........................................................................  $1,340,925  $ 696,854
  Income taxes payable...........................................................................       1,637        605
  Deferred income taxes..........................................................................       1,828
  Net payable to Allstate Life Insurance Company.................................................         255        128
  Separate Accounts..............................................................................       5,048
                                                                                                   ----------  ---------
        Total liabilities........................................................................   1,349,693    697,587
                                                                                                   ----------  ---------
Shareholder's equity
  Common stock ($500 par value, 4,200 shares authorized, issued, and outstanding)................       2,100      2,100
  Additional capital paid-in.....................................................................      49,641     49,641
  Unrealized net capital gains (losses)..........................................................       3,357     (1,118)
  Retained income................................................................................       4,914      2,035
                                                                                                   ----------  ---------
        Total shareholder's equity...............................................................      60,012     52,658
                                                                                                   ----------  ---------
        Total liabilities and shareholder's equity...............................................  $1,409,705  $ 750,245
                                                                                                   ----------  ---------
                                                                                                   ----------  ---------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF OPERATIONS



                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              -------------------------------
                                                                                                1995       1994       1993
                                                                                              ---------  ---------  ---------
                                                                                                     ($ IN THOUSANDS)
Revenues
  Net investment income.....................................................................  $   3,996  $   2,017  $     753
  Realized capital gains (losses)...........................................................        459                    83
                                                                                              ---------  ---------        ---
Income before income taxes..................................................................      4,455      2,017        836
Income tax expense..........................................................................      1,576        723        307
                                                                                              ---------  ---------        ---
Net income..................................................................................  $   2,879  $   1,294  $     529
                                                                                              ---------  ---------        ---
                                                                                              ---------  ---------        ---



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                       STATEMENTS OF SHAREHOLDER'S EQUITY


                                                                            ADDITIONAL   UNREALIZED NET
                                                                 COMMON       CAPITAL     CAPITAL GAINS    RETAINED
                                                                  STOCK       PAID-IN       (LOSSES)        INCOME       TOTAL
                                                               -----------  -----------  ---------------  -----------  ---------
                                                                                       ($ IN THOUSANDS)
Balance, December 31, 1992...................................   $   2,100    $   9,641      $     (10)     $     212   $  11,943
  Net income.................................................                                                    529         529
  Change in unrealized net capital gains and losses..........                                     703                        703
                                                                    -----   -----------        ------          -----   ---------
Balance, December 31, 1993...................................       2,100        9,641            693            741      13,175
  Net income.................................................                                                  1,294       1,294
  Capital contribution.......................................                   40,000                                    40,000
  Change in unrealized net capital gains and losses..........                                  (1,811)                    (1,811)
                                                                    -----   -----------        ------          -----   ---------
Balance, December 31, 1994...................................       2,100       49,641         (1,118)         2,035      52,658
  Net income.................................................                                                  2,879       2,879
  Change in unrealized net capital gains and losses..........                                   4,475                      4,475
                                                                    -----   -----------        ------          -----   ---------
Balance, December 31, 1995...................................   $   2,100    $  49,641      $   3,357      $   4,914   $  60,012
                                                                    -----   -----------        ------          -----   ---------
                                                                    -----   -----------        ------          -----   ---------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            STATEMENTS OF CASH FLOWS



                                                                                             YEAR ENDED DECEMBER 31,
                                                                                         -------------------------------
                                                                                           1995       1994       1993
                                                                                         ---------  ---------  ---------
                                                                                                ($ IN THOUSANDS)
Cash flows from operating activities
  Net income...........................................................................  $   2,879  $   1,294  $     529
  Adjustments to reconcile net income to net cash from operating activities
    Deferred income taxes..............................................................        (39)
    Realized capital gains.............................................................       (459)                  (83)
    Changes in other operating assets and liabilities..................................      1,217       (180)       656
                                                                                         ---------  ---------  ---------
      Net cash from operating activities...............................................      3,598      1,114      1,102
                                                                                         ---------  ---------  ---------
Cash flows from investing activities
  Fixed income securities available for sale
    Proceeds from sales................................................................      7,836                 3,015
    Investment collections.............................................................      1,568        649        969
    Investment purchases...............................................................     (1,491)   (42,729)    (3,737)
  Participation in Separate Account....................................................    (10,069)
  Change in short-term investments, net................................................     (1,178)       667     (1,102)
                                                                                         ---------  ---------  ---------
      Net cash from investing activities...............................................     (3,334)   (41,413)      (855)
                                                                                         ---------  ---------  ---------
Cash flows from financing activities
  Capital contribution.................................................................                40,000
                                                                                         ---------  ---------  ---------
      Net cash from financing activities...............................................     --         40,000     --
                                                                                         ---------  ---------  ---------
Net increase (decrease) in cash........................................................        264       (299)       247
Cash at beginning of year..............................................................     --            299         52
                                                                                         ---------  ---------  ---------
Cash at end of year....................................................................  $     264  $  --      $     299
                                                                                         ---------  ---------  ---------
                                                                                         ---------  ---------  ---------



                       See notes to financial statements.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                         NOTES TO FINANCIAL STATEMENTS
                                ($ IN THOUSANDS)



1.  ORGANIZATION AND NATURE OF OPERATIONS


    Glenbrook  Life  and  Annuity Company  (the  "Company") is  wholly  owned by
Allstate Life Insurance Company ("Allstate Life"), which is wholly owned by Allstate Insurance Company ("Allstate"), a wholly-owned subsidiary of The Allstate Corporation (the "Corporation"). On June 30, 1995, Sears, Roebuck and Co. ("Sears") distributed its 80.3% ownership in the Corporation to Sears common shareholders through a tax-free dividend (the "Distribution").



    The Company develops and markets flexible premium deferred variable annuity contracts and single and flexible premium deferred annuities to individuals through banks and financial institutions in the United States.



    Annuity contracts issued by the Company are subject to discretionary withdrawal or surrender by the contractholder, subject to applicable surrender charges. These contracts are reinsured with Allstate Life (Note 4) which selects assets to meet the anticipated cash flow requirements of the assumed liabilities. Allstate Life utilizes various modeling techniques in managing the relationship between assets and liabilities and employs strategies to maintain investments which are sufficiently liquid to meet obligations to contractholders in various interest rate scenarios.



    The Company monitors economic and regulatory developments which have the potential to impact its business. Currently there is proposed legislation which would permit banks greater participation in securities businesses, which could eventually present an increased level of competition for sales of the Company's annuity contracts. Furthermore, the federal government may enact changes which could possibly eliminate the tax-advantaged nature of annuities or eliminate consumers' need for tax deferral, thereby reducing the incentive for customers to purchase the Company's products. While it is not possible to predict the outcome of such issues with certainty, management evaluates the likelihood of various outcomes and develops strategies, as appropriate, to respond to such challenges.



    Certain reclassifications have been made to the prior year financial statements to conform to the presentation for the current year.



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


LIFE INSURANCE ACCOUNTING



    The Company sells long-duration contracts that do not involve significant risk of policyholder mortality or morbidity (principally single and flexible premium annuities) which are considered investment contracts.



CONTRACTHOLDER FUNDS



    Contractholder funds arise from the issuance of individual and group annuities that include an investment component. Payments received are recorded as interest-bearing liabilities. Contractholder funds are equal to deposits received and interest accrued to the benefit of the contractholder less withdrawals, mortality charges and administrative expenses. Credited interest rates on contractholder funds ranged from 3.0% to 7.4% for those contracts with fixed interest rates and from 4.25% to 7.9% for those with flexible rates during 1995.



SEPARATE ACCOUNTS



    During 1995, the Company issued flexible premium deferred variable annuity contracts, the assets and liabilities of which are legally segregated and reflected in the accompanying statements of financial position as assets and liabilities of the Separate Accounts (Glenbrook Life and Annuity Company Variable Annuity Account and Glenbrook Life and Annuity Company Separate Account
A) unit investment trusts registered with the Securities and Exchange Commission. Assets of the Separate Accounts are invested in funds of management investment companies. For certain variable annuity contracts, the Company has entered into an exclusive distribution arrangement with distributors.



    The assets of the Separate Accounts are carried at fair value. Unrealized gains and losses on the Company's participation in the Separate Account, net of deferred income taxes, is shown as a component of shareholder's equity. The Company's participation in the Separate Account, amounting to $10,530 at December 31, 1995, is subject to certain withdrawal restrictions which are dependent upon aggregate fund net asset values. In addition, limitations exist with regard to the maximum amount which can be withdrawn by the Company within any 30-day period.



    Investment income and realized gains and losses of the Separate Accounts, other than the portion related to the Company's participation, accrue directly to the contractholders and, therefore, are not included in the accompanying statements of operations. Revenues to the Company from the Separate Accounts consist of contract maintenance fees, administrative fees and mortality and expense risk charges, which are entirely ceded to Allstate Life.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ IN THOUSANDS)



2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


REINSURANCE



    Beginning June 5, 1992, the Company reinsures all new business to Allstate Life (Note 4). Life insurance in force prior to that date is ceded to non-affiliated reinsurers.



    Contract charges and credited interest are ceded and reflected net of such cessions in the statements of operations. Reinsurance recoverable and contractholder funds are reported separately in the statements of financial position.



INVESTMENTS



    Fixed income securities include bonds and mortgage-backed securities. Fixed income securities are carried at fair value. The difference between amortized cost and fair value, net of deferred income taxes, is reflected as a separate component of shareholder's equity. Provisions are made to write down the carrying value of fixed income securities for declines in value that are other than temporary. Such writedowns are included in realized capital gains and losses.



    Short-term investments are carried at cost which approximates fair value.



    Investment income consists primarily of interest, which is recognized on an accrual basis. Interest income on mortgage-backed securities is determined on the effective yield method, based on the estimated principal repayments. Accrual of income is suspended for fixed income securities that are in default or when the receipt of interest payments is in doubt. Realized capital gains and losses are determined on a specific identification basis.



INCOME TAXES



    The income tax provision is calculated under the liability method. Deferred tax assets and liabilities are recorded based on the difference between the financial statement and tax bases of assets and liabilities and the enacted tax rates. Deferred income taxes also arise from unrealized capital gains or losses on fixed income securities carried at fair value.



USE OF ESTIMATES



    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.



3.  ACCOUNTING CHANGE


    Effective December 31, 1993, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." SFAS No. 115 requires that investments classified as available for sale be carried at fair value. Previously, fixed income securities classified as available for sale were carried at the lower of amortized cost or fair value, determined in the aggregate. Unrealized holding gains and losses are reflected as a separate component of shareholder's equity, net of deferred income taxes. The net effect of adoption of this statement increased shareholder's equity at December 31, 1993 by $693, with no impact on net income.



4.  RELATED PARTY TRANSACTIONS


REINSURANCE



    Contract charges ceded to Allstate Life under reinsurance agreements were $1,523 and $409 in 1995 and 1994, respectively. Credited interest and expenses ceded to Allstate Life amounted to $71,905 and $26,177 in 1995 and 1994, respectively. Investment income earned on the assets which support contractholder funds is not included in the Company's financial statements as those assets were transferred to Allstate Life under the terms of reinsurance treaties. Reinsurance ceded arrangements do not discharge the Company as the primary insurer.



BUSINESS OPERATIONS



    The Company utilizes services and business facilities owned or leased, and operated by Allstate in conducting its business activities. The Company reimburses Allstate for the operating expenses incurred by Allstate on behalf of the Company. The cost to the Company is determined by various allocation methods and is primarily related to the level of services provided. Operating expenses, including compensation and retirement and other benefit programs, allocated to the Company were $348, $271 and $59 in 1995, 1994 and 1993, respectively. Investment-related expenses are retained by the Company. All other costs are assumed by Allstate Life under reinsurance treaties.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ IN THOUSANDS)



4.  RELATED PARTY TRANSACTIONS (CONTINUED)


LAUGHLIN GROUP



    Laughlin Group, Inc. ("Laughlin"), a wholly-owned subsidiary of Laughlin Group Holdings Inc., a wholly-owned subsidiary of Allstate Life which was acquired in September 1995, is a third-party marketer which distributes the products of insurance carriers including the Company. Laughlin markets the Company's flexible premium deferred variable annuity contracts and flexible premium deferred annuities. Sales commissions paid to Laughlin subsequent to the acquisition date of $3,439 were ceded to Allstate Life.



5.  INCOME TAXES


    Allstate Life and its life insurance subsidiaries, including the Company, will file a consolidated federal income tax return. Tax liabilities and benefits realized by the consolidated group are allocated as generated by the respective subsidiaries, whether or not such benefits generated by the subsidiaries would be available on a separate return basis. The Corporation and its domestic subsidiaries including the Company (the "Allstate Group"), will be eligible to file a consolidated tax return beginning in the year 2000.



    Prior to the Distribution, the Allstate Group joined with Sears and its domestic business units (the "Sears Group") in the filing of a consolidated federal income tax return (the "Sears Tax Group") and were parties to a federal income tax allocation agreement (the "Tax Sharing Agreement"). As a member of the Sears Tax Group, the Corporation was jointly and severally liable for the consolidated income tax liability of the Sears Tax Group. Under the Tax Sharing Agreement, the Company, through the Corporation, paid to or received from the Sears Group the amount, if any, by which the Sears Tax Group's federal income tax liability was affected by virtue of inclusion of the Allstate Group in the consolidated federal income tax return. Effectively, this resulted in the Company's annual income tax provision being computed as if the Company filed a separate return, except that items such as net operating losses, capital losses or similar items which might not be immediately recognizable in a separate return, were allocated according to the Tax Sharing Agreement and reflected in the Company's provision to the extent that such items reduced the Sears Tax Group's federal tax liability.



    The Allstate Group and Sears Group have entered into an agreement which governs their respective rights and obligations with respect to federal income taxes for all periods prior to the Distribution ("Consolidated Tax Years"). The agreement provides that all Consolidated Tax Years will continue to be governed by the Tax Sharing Agreement with respect to the Company's federal income tax liability and taxes payable to or recoverable from the Sears Group.



    The components of the deferred income tax assets and liabilities at December 31, 1995 and 1994 are as follows:



                                                                                                           1995       1994
                                                                                                         ---------  ---------
Unrealized net capital losses on fixed income securities...............................................  $  --      $     602
Other..................................................................................................                     4
                                                                                                         ---------        ---
  Total deferred assets................................................................................     --            606
                                                                                                         ---------        ---
                                                                                                         ---------        ---
Unrealized net capital gains on fixed income securities................................................  $  (1,807)
Difference in tax bases of investments.................................................................        (21)
Other..................................................................................................                   (64)
                                                                                                         ---------        ---
  Total deferred liabilities...........................................................................     (1,828)       (64)
                                                                                                         ---------        ---
  Net deferred (liability) asset.......................................................................  $  (1,828) $     542
                                                                                                         ---------        ---
                                                                                                         ---------        ---



    The components of income tax expense are as follows:



                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              -------------------------------
                                                                                                1995       1994       1993
                                                                                              ---------  ---------  ---------
Current.....................................................................................  $   1,615  $     652  $     290
Deferred....................................................................................        (39)        71         17
                                                                                              ---------        ---        ---
  Income tax expense........................................................................  $   1,576  $     723  $     307
                                                                                              ---------        ---        ---
                                                                                              ---------        ---        ---



    The Company paid income taxes of $874, $57 and $290 in 1995, 1994 and 1993, respectively, under the Tax Sharing Agreement. The Company had income taxes payable to Allstate Life of $1,637 and $605 at December 31, 1995 and 1994, respectively.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ IN THOUSANDS)



6.  INVESTMENTS


FAIR VALUES



    The amortized cost, fair value and gross unrealized gains and losses for fixed income securities are as follows:



                                                                                                GROSS UNREALIZED
                                                                                  AMORTIZED   --------------------
                                                                                    COST        GAINS     LOSSES    FAIR VALUE
                                                                                 -----------  ---------  ---------  -----------
AT DECEMBER 31, 1995
U.S. government and agencies...................................................   $  24,722   $   3,470     --       $  28,192
Corporate......................................................................       1,304         120                  1,424
Mortgage-backed securities.....................................................      18,086       1,113                 19,199
                                                                                 -----------  ---------  ---------  -----------
  Totals.......................................................................   $  44,112   $   4,703     --       $  48,815
                                                                                 -----------  ---------  ---------  -----------
                                                                                 -----------  ---------  ---------  -----------
AT DECEMBER 31, 1994
U.S. government and agencies...................................................   $  31,005   $      30  $   1,126   $  29,909
Mortgage-backed securities.....................................................      20,522                    624      19,898
                                                                                 -----------  ---------  ---------  -----------
  Total........................................................................   $  51,527   $      30  $   1,750   $  49,807
                                                                                 -----------  ---------  ---------  -----------
                                                                                 -----------  ---------  ---------  -----------



SCHEDULED MATURITIES



    The scheduled maturities of fixed income securities available for sale at December 31, 1995 are as follows:



                                                                                                      AMORTIZED     FAIR
                                                                                                        COST        VALUE
                                                                                                     -----------  ---------
Due in one year or less............................................................................   $     398   $     403
Due after one year through five years..............................................................
Due after five years through ten years.............................................................      15,883      17,681
Due after ten years................................................................................       9,745      11,532
                                                                                                     -----------  ---------
                                                                                                         26,026      29,616
Mortgage-backed securities.........................................................................      18,086      19,199
                                                                                                     -----------  ---------
  Total............................................................................................   $  44,112   $  48,815
                                                                                                     -----------  ---------
                                                                                                     -----------  ---------



    Actual maturities may differ from those scheduled as a result of prepayments by the issuers.



UNREALIZED NET CAPITAL GAINS AND LOSSES



    Unrealized net capital gains and losses on fixed income securities and the Company's participation in the Separate Account included in shareholder's equity at December 31, 1995 are as follows:



                                                                                                                UNREALIZED
                                                                                         AMORTIZED     FAIR     NET GAINS/
                                                                                           COST        VALUE     (LOSSES)
                                                                                        -----------  ---------  -----------
Fixed income securities...............................................................   $  44,112   $  48,815   $   4,703
Participation in Separate Account.....................................................      10,069      10,530         461
Deferred income taxes.................................................................                              (1,807)
                                                                                                                -----------
  Total...............................................................................                           $   3,357
                                                                                                                -----------
                                                                                                                -----------

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ IN THOUSANDS)



6.  INVESTMENTS (CONTINUED)


    The change in unrealized net capital gains and losses for fixed income securities and the Company's participation in the Separate Account is as follows:



                                                                                                  YEAR ENDED DECEMBER 31,
                                                                                              -------------------------------
                                                                                                1995       1994       1993
                                                                                              ---------  ---------  ---------
Fixed income securities.....................................................................  $   6,423  $  (2,786) $   1,076
Participation in Separate Account in 1995...................................................        461
Deferred income taxes.......................................................................     (2,409)       975       (373)
                                                                                              ---------  ---------  ---------
Change in unrealized net capital gains and losses...........................................  $   4,475  $  (1,811) $     703
                                                                                              ---------  ---------  ---------
                                                                                              ---------  ---------  ---------



COMPONENTS OF NET INVESTMENT INCOME



    Investment income by investment type is as follows:



                                                                                                     YEAR ENDED DECEMBER 31,
                                                                                                 -------------------------------
                                                                                                   1995       1994       1993
                                                                                                 ---------  ---------  ---------
Investment income:
  Fixed income securities......................................................................  $   3,850  $   1,984  $     729
  Short-term...................................................................................        113         48         35
  Participation in Separate Account in 1995....................................................         69
                                                                                                 ---------  ---------        ---
Investment income, before expense..............................................................      4,032      2,032        764
Investment expense.............................................................................         36         15         11
                                                                                                 ---------  ---------        ---
Net investment income..........................................................................  $   3,996  $   2,017  $     753
                                                                                                 ---------  ---------        ---
                                                                                                 ---------  ---------        ---



REALIZED CAPITAL GAINS AND LOSSES



    Realized capital gains on investments are as follows:



                                                                                                         YEAR ENDED
                                                                                                        DECEMBER 31,
                                                                                                      ----------------
                                                                                                      1995  1994  1993
                                                                                                      ----  ----  ----
Fixed income securities.............................................................................  $459  $--   $83
Income tax..........................................................................................   161         29
                                                                                                      ----  ----  ----
Net realized gains..................................................................................  $298  $--   $54
                                                                                                      ----  ----  ----
                                                                                                      ----  ----  ----



PROCEEDS FROM SALES OF FIXED INCOME SECURITIES



    The proceeds from sales of investments in fixed income securities, excluding calls, were $7,836 and $3,015, with related gross realized gains of $459 and $22 for 1995 and 1993, respectively. There were no such amounts realized in 1994.



SECURITIES ON DEPOSIT



    At December 31, 1995, fixed income securities with a carrying value of $10,085 were on deposit with regulatory authorities as required by law.



7.  FINANCIAL INSTRUMENTS


    In the normal course of business, the Company invests in various financial assets and incurs various financial liabilities. The fair value of all financial assets other than fixed income securities and all liabilities other than contractholder funds approximates their carrying value as they are short-term in nature.



    Fair values for fixed income securities are based on quoted market prices. The December 31, 1995 and 1994 fair values and carrying values of fixed income securities are discussed in Note 6.



    The fair value of contractholder funds on investment contracts is based on the terms of the underlying contracts. Reserves on investment contracts with no stated maturities (single premium and flexible premium deferred annuities) are valued at the fund balance less surrender charge. The fair value of immediate annuities with fixed terms are estimated using discounted cash flow calculations based on

                       GLENBROOK LIFE AND ANNUITY COMPANY
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                                ($ IN THOUSANDS)



7.  FINANCIAL INSTRUMENTS (CONTINUED)


interest rates currently offered for contracts with similar terms and duration. Contractholder funds on investment contracts had a carrying value of $1,340,925 at December 31, 1995 and a fair value of $1,282,248. The carrying value and fair value at December 31, 1994 were $696,854 and $670,930, respectively.



8.  STATUTORY FINANCIAL INFORMATION


    The following tables reconcile net income and shareholder's equity as reported herein in conformity with generally accepted accounting principles with statutory net income and capital and surplus, determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities:



                                                                                                       NET INCOME
                                                                                                       YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                             -------------------------------
                                                                                               1995       1994       1993
                                                                                             ---------  ---------  ---------
Balance per generally accepted accounting principles.......................................  $   2,879  $   1,294  $     529
  Income taxes.............................................................................       (164)        29          8
  Interest maintenance reserve.............................................................                   (53)        27
  Non-admitted assets and statutory reserves...............................................        (46)        15        (47)
                                                                                             ---------  ---------        ---
Balance per statutory accounting practices.................................................  $   2,669  $   1,285  $     517
                                                                                             ---------  ---------        ---
                                                                                             ---------  ---------        ---



                                                                                   SHAREHOLDER'S
                                                                                       EQUITY
                                                                                    DECEMBER 31,
                                                                                  ----------------
                                                                                   1995     1994
                                                                                  -------  -------
Balance per generally accepted accounting principles............................  $60,012  $52,658
  Income taxes..................................................................      698     (575)
  Unrealized net capital gains (losses).........................................   (4,703)   1,719
  Non-admitted assets and statutory reserves....................................   (1,702)  (1,635)
                                                                                  -------  -------
Balance per statutory accounting practices......................................  $54,305  $52,167
                                                                                  -------  -------
                                                                                  -------  -------



PERMITTED STATUTORY ACCOUNTING PRACTICES



    The Company prepares their statutory financial statements in accordance with accounting principles and practices prescribed or permitted by the insurance department of the State of Illinois. Prescribed statutory accounting practices include a variety of publications of the National Association of Insurance Commissioners, as well as state laws, regulations, and general administrative rules. Permitted statutory accounting practices encompass all accounting practices not so prescribed. The Company does not follow any permitted statutory accounting practices that have a material effect on statutory surplus or risk-based capital.



DIVIDENDS



    The ability of the Company to pay dividends is dependent on business conditions, income, cash requirements of the Company and other relevant factors. The payment of shareholder dividends by insurance companies without the prior approval of the state insurance regulator is limited to formula amounts based on net income and capital and surplus, determined in accordance with statutory accounting practices, as well as the timing and amount of dividends paid in the preceding twelve months. The maximum amount of dividends that the Company can distribute during 1996 without prior approval of both the Illinois and California Departments of Insurance is $5,220.

                       GLENBROOK LIFE AND ANNUITY COMPANY
                            SCHEDULE IV--REINSURANCE
                                ($ IN THOUSANDS)


                                                                                                 GROSS
                                                                                                AMOUNT       CEDED    NET AMOUNT
                                                                                              -----------  ---------  -----------
YEAR ENDED DECEMBER 31, 1995
Life insurance in force.....................................................................   $   1,250   $   1,250   $  --
                                                                                                   -----   ---------       -----
                                                                                                   -----   ---------       -----
Premiums and contract charges:
  Life and annuities........................................................................   $   6,571   $   6,571   $  --
                                                                                                   -----   ---------       -----
                                                                                                   -----   ---------       -----


                                                                                                 GROSS
                                                                                                AMOUNT       CEDED    NET AMOUNT
                                                                                              -----------  ---------  -----------
YEAR ENDED DECEMBER 31, 1994
Life insurance in force.....................................................................   $   1,250   $   1,250   $  --
                                                                                                   -----   ---------       -----
                                                                                                   -----   ---------       -----
Premiums and contract charges:
  Life and annuities........................................................................   $     409   $     409   $  --
                                                                                                   -----   ---------       -----
                                                                                                   -----   ---------       -----

                                                                                                 GROSS
                                                                                                AMOUNT       CEDED    NET AMOUNT
                                                                                              -----------  ---------  -----------
YEAR ENDED DECEMBER 31, 1993
Life insurance in force.....................................................................   $   1,250   $   1,250   $  --
                                                                                                   -----   ---------       -----
                                                                                                   -----   ---------       -----
Premiums and contract charges:
  Life......................................................................................           6           6      --
  Contract charges..........................................................................          70          70      --
                                                                                                   -----   ---------       -----
                                                                                               $      76   $      76   $  --
                                                                                                   -----   ---------       -----
                                                                                                   -----   ---------       -----

                                   APPENDIX A
                            MARKET VALUE ADJUSTMENT

    The Market Value Adjustment is based on the following:

I          =          the  Treasury Rate for a maturity equal  to the Sub-account's Guarantee Period for the week preceding the establishment of the Sub-account.

N          =          the number of  whole and partial  years from the  date we receive  the withdrawal,  or death  benefit request, or from the Payout Start  Date to the end of the Sub-account's
                      Guarantee Period.

J          =          the Treasury Rate for a maturity of length N for the week preceding the receipt of the withdrawal request, death benefit request, or income payment request. If a Note with a maturity of length N is not  available, a weighted average will  be used. If N is  one year or less, J will be the 1-year Treasury Rate.

    Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Bulletin Release H.15.

    The Market Value Adjustment factor is determined from the following formula:

            .9 X (I-J) X N

    Any transfer, withdrawal in excess of the free withdrawal amount, or death benefit paid from a Sub-account of the Fixed Account will be multiplied by the Market Value Adjustment factor to determine the Market Value Adjustment.

                                  ILLUSTRATION

EXAMPLE OF MARKET VALUE ADJUSTMENT

    Purchase Payment:  $10,000
    Guarantee Period:  5 Years
    Interest Rate:     4.75%
    Full Withdrawal:   End of Contract Year 3

   NOTE: THIS ILLUSTRATION ASSUMES THAT PREMIUM TAXES WERE NOT APPLICABLE.

EXAMPLE 1: (ASSUMES DECLINING INTEREST RATES)

Step 1:  Calculate Account Value at End of Contract Year 3:

                    = 10,000.00 X (1.0475)3 = $11,493.76

Step 2:  Calculate the Free Withdrawal Amount:

                    = 10% X (10,000.00) = $1,000.00

Step 3:  Calculate the Withdrawal Charge:

                    = .05 X (10,000.00 - 1,000.00) = $450.00

Step 4:  Calculate the Market Value Adjustment:
         I = 4.75%
         J = 4.25%
         N = 730 DAYS = 2
         ----------
         365 days

Market Value Adjustment Factor: .9 X (I-J) X N

         = .9 X (.0475 - .0425) X 2 = .009

Market Value Adjustment = Factor X Amount Subject to Market Value Adjustment:

         = .009 X (11,493.76 - 1,000) = $94.44

Step 5: Calculate The Amount Received by Customers as a Result of a Full Withdrawal at the end of Contract Year 3:

         = 11,493.76 - 450.00 + 94.44 = $11,138.20

EXAMPLE 2: (ASSUMES RISING INTEREST RATES)

Step 1:  Calculate Account Value at End of Contract Year 3:

         = 10,000.00 X (1.0475)3 = $11,493.76

Step 2:  Calculate the Free Withdrawal Amount

         = 10% X (10,000.00) = $1,000.00

Step 3:  Calculate the Withdrawal Charge:

         = .05 X (10,000.00 - 1,000.00) = $450.00

Step 4:  Calculate the Market Value Adjustment:
         I = 4.75%
         J = 5.25%
         N = 730 DAYS = 2
         ----------
         365 days

Market Value Adjustment Factor: .9 X (I-J) X N

         = .9 X (.0475 - .0525) X (2) = -.009

Market Value Adjustment = Factor X Amount Subject to Market Value Adjustment:

         = -.009 X ($11,493.76 - 1,000) = -94.44

Step 5:  Calculate The Net Withdrawl Value at End of Contract Year 3:

         = 11,493.76 - 450.00 - 94.44 = $10,949.32

             STATEMENT OF ADDITIONAL INFORMATION: TABLE OF CONTENTS



                                                                                                                      PAGE
                                                                                                                      -----
ADDITIONS, DELETIONS OR SUBSTITUTIONS OF INVESTMENTS.............................................................
REINVESTMENT.....................................................................................................
THE CONTRACT.....................................................................................................
  Purchase of Contracts..........................................................................................
  Performance Data...............................................................................................
  Tax-free Exchanges (1035 Exchanges, Rollovers and Transfers)...................................................
  Premium Taxes..................................................................................................
  Tax Reserves...................................................................................................
INCOME PAYMENTS..................................................................................................
  Calculation of Variable Annuity Unit Values....................................................................
GENERAL MATTERS..................................................................................................
  Incontestability...............................................................................................
  Settlements....................................................................................................
  Safekeeping of the Variable Account's Assets...................................................................
FEDERAL TAX MATTERS..............................................................................................
  Introduction...................................................................................................
  Taxation of Glenbrook Life and Annuity Company.................................................................
  Exceptions to the Non-Natural Owner Rule.......................................................................
  IRS Required Distribution at Death Rules.......................................................................
  Qualified Plans................................................................................................
  Types of Qualified Plans.......................................................................................
VARIABLE ACCOUNT FINANCIAL STATEMENTS............................................................................

                                   ORDER FORM

    Please send me a copy of the most recent Statement of Additional Information for the Glenbrook Life and Annuity Company Separate Account A.

--------------   -------------------------------------------
    (Date)                          (Name)

                 -------------------------------------------
                               (Street Address)

                 -------------------------------------------
                         (City)  (State)  (Zip Code)

Send to:
Glenbrook Life and Annuity Company
Post Office Box 94039
Palatine, Illinois 60094-4039

    Attention: VA Customer Service Unit

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

          Pursuant to Item 511 of Regulation S-K, the Registrant hereby represents that the following expenses totaling approximately $72,841 will be incurred or are anticipated to be incurred in connection with the issuance and distribution of the securities to be registered: registration fees - $17,341; cost of printing and engraving - $50,000; legal fees - $5,000; and accounting fees $500. All amounts are estimated.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The By-Laws of Glenbrook Life and Annuity Company ("Registrant") which are incorporated herein by reference as Exhibit (3), provide that Registrant will indemnify its officers and directors for certain damages and expenses that may be incurred in the performance of their duty to Registrant. No indemnification is provided, however, when such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty, unless indemnification is deemed appropriate by the court upon application.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

          Not applicable.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

          EXHIBIT NO.         DESCRIPTION

          (1)       Underwriting Agreement
          (2)       Not Applicable
          (3)       (i)  Articles of Incorporation*
                    (ii) By-Laws**
          (4) Form of Glenbrook Life and Annuity Company Flexible Premium Deferred Variable Annuity Contract and Application**
          (5)       Opinion of General Counsel re: Legality***
          (6)       Not Applicable
          (7)       Not Applicable
          (8)       Not Applicable
          (9)       Not Applicable
          (10) Reinsurance Agreement between Glenbrook Life and Annuity Company and Allstate Life Insurance Company**
          (11)      Not Applicable
          (12)      Not Applicable
          (14)      Not Applicable
          (15)      Not Applicable
          (16)      Not Applicable

          (21)      Not Applicable
          (23)(a)   Consent of Independent Public Accountants
          (23)(b)   Consent of Attorneys**
          (24)      Powers of Attorney***, ****
          (25)      Not Applicable
          (26)      Not Applicable
          (27)      Financial Data Schedule
          (28)      Not Applicable
          (99)      Resolution of Board of Directors


* Previously filed in Form N-4 Registration Statement, No. 33-60882 dated April 9, 1993 and incorporated by reference.

** Previously filed in Form N-4 Registration Statement, No. 33-62203 dated November 21, 1995 and incorporated by reference.

*** Previously filed in Form S-1 Registration Statement, No. 33-62193 dated August 28, 1995.

**** Filed herewith powers of attorney for James P. Zils and Casey J. Sylla.


ITEM 17.  UNDERTAKINGS.

          The undersigned registrant, Glenbrook Life and Annuity
Company, hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  To include any prospectus required by section
                    10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or
                    events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, Glenbrook Life and Annuity Company, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, in the Township of Northfield State of Illinois, on the 22nd day of March, 1996.

                                      GLENBROOK LIFE AND ANNUITY COMPANY
                                      (Registrant)

(SEAL)

   test: /s/PAUL N. KIERIG            By: /s/MICHAEL J. VELOTTA
        -----------------------           -----------------------------
            Paul N. Kierig                   Michael J. Velotta
            Assistant Secretary              Vice President, Secretary and
                                              General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following Directors and Officers of Glenbrook Life and Annuity Company on the 22nd day of March, 1996.

 */LOUIS G. LOWER, II          Chairman of the Board of Directors and
----------------------          Chief Executive Officer
   Louis G. Lower, II           (Principal Executive Officer)


/s/MICHAEL J. VELOTTA          Vice President, Secretary, General
----------------------          Counsel and Director
   Michael J. Velotta

 */MARLA G. FRIEDMAN           President, Chief Operating Officer
----------------------          and Director
   Marla G. Friedman

 */PETER H. HECKMAN            Vice President and Director
----------------------
   Peter H. Heckman

 */G. CRAIG WHITEHEAD          Senior Vice President and Director
----------------------
   G. Craig Whitehead

**/JAMES P. ZILS               Treasurer
---------------------
   James P. Zils

**/CASEY J. SYLLA              Chief Investment Officer
----------------------
   Casey J. Sylla

 */ BARRY S. PAUL              Assistant Vice President and Controller
----------------------          (Principal Accounting Officer)
    Barry S. Paul


 */ By Michael J. Velotta, pursuant to Power of Attorney, previously filed. **/ By Michael J. Velotta, pursuant to Power of Attorney, filed herewith.

                        INDEX TO EXHIBITS

The following exhibits are filed herewith:

(1)           Underwriting Agreement
(2)           Not Applicable
(3)           Articles of Incorporation*
              By-Laws**
(4)           Form of Glenbrook Life and Annuity Company Flexible
              Premium Deferred Variable Annuity Contract and
              Application**
(5)           Opinion of General Counsel re: Legality***
(6)           Not Applicable
(7)           Not Applicable
(8)           Not Applicable
(9)           Not Applicable
(10)          Reinsurance Agreement between Glenbrook Life and
              Annuity Company and Allstate Life Insurance Company**
(11)          Not Applicable
(12)          Not Applicable
(14)          Not Applicable
(15)          Not Applicable
(16)          Not Applicable
(21)          Not Applicable
(23)(a)       Consent of Independent Public Accountants
(23)(b)       Consent of Attorneys**
(24)          Powers of Attorney***, ****
(25)          Not Applicable
(26)          Not Applicable
(27)          Financial Data Schedule
(28)          Not Applicable
(99)          Resolution of Board of Directors


* Previously filed in Form N-4 Registration Statement, No. 33-60882 dated April 9, 1993 and incorporated by reference.

** Previously filed in Form N-4 Registration Statement, No. 33-62203 dated November 21, 1995 and incorporated by reference.

*** Previously filed in Form S-1 Registration Statement, No. 33-62193 dated August 28, 1995.

**** Filed herewith powers of attorney for James P. Zils and Casey J. Sylla.